                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.1

                           THE MEN'S WEARHOUSE, INC.,


                                    AS ISSUER


                                   ----------

                              JPMORGAN CHASE BANK,

                                   AS TRUSTEE

                                   ----------


                UP TO $130,000,000 AGGREGATE PRINCIPAL AMOUNT OF

                    3.125% CONVERTIBLE SENIOR NOTES DUE 2023


                                   ----------



                                    INDENTURE

                          DATED AS OF OCTOBER 21, 2003

                                   ----------

                                TABLE OF CONTENTS

                                                                                                                              PAGE
                                                                                                                              ----
Article I                DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1


           Section 1.1.         Definitions.....................................................................................1


           Section 1.2.         Incorporation by Reference of Trust Indenture Act..............................................10


           Section 1.3.         Rules of Construction..........................................................................11


           Section 1.4.         Acts of Holders................................................................................11


Article II               THE SECURITIES........................................................................................12


           Section 2.1.         Form and Dating................................................................................12


           Section 2.2.         Execution and Authentication...................................................................13


           Section 2.3.         Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent...........................14


           Section 2.4.         Paying Agent to Hold Cash and Securities in Trust..............................................15


           Section 2.5.         Holder Lists...................................................................................16


           Section 2.6.         Transfer and Exchange..........................................................................16


           Section 2.7.         Replacement Securities.........................................................................17


           Section 2.8.         Outstanding Securities; Determinations of Holders' Action......................................18


           Section 2.9.         Temporary Securities...........................................................................18


           Section 2.10.        Cancellation...................................................................................19


           Section 2.11.        Persons Deemed Owners..........................................................................19


           Section 2.12.        Additional Transfer and Exchange Requirements..................................................19


           Section 2.13.        CUSIP Numbers..................................................................................25

                                TABLE OF CONTENTS
                                   (CONTINUED)

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
           Section 2.14.        Ranking........................................................................................25


Article III              REDEMPTION............................................................................................26


           Section 3.1.         The Company's Right to Redeem; Notice to Trustee...............................................26


           Section 3.2.         Selection of Securities to Be Redeemed.........................................................26


           Section 3.3.         Notice of Redemption...........................................................................27


           Section 3.4.         Effect of Notice of Redemption.................................................................28


           Section 3.5.         Deposit of Redemption Price....................................................................28


           Section 3.6.         Securities Redeemed in Part....................................................................28


           Section 3.7.         Repayment to the Company.......................................................................28


           Section 3.8.         No Sinking Fund................................................................................29


Article IV               PURCHASE AT THE OPTION OF HOLDERS ON SPECIFIC DATES...................................................29


           Section 4.1.         Optional Put...................................................................................29


           Section 4.2.         Effect of Purchase Notice; Withdrawal of Purchase Notice.......................................31


           Section 4.3.         Deposit of Purchase Price......................................................................32


           Section 4.4.         Securities Purchased in Part...................................................................32


           Section 4.5.         Covenant to Comply With Securities Laws Upon Purchase of Securities............................33


           Section 4.6.         Repayment to the Company.......................................................................33


           Section 4.7.         No Purchase Upon Event of Default..............................................................33

                                TABLE OF CONTENTS
                                   (CONTINUED)

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
Article V                PURCHASE AT THE OPTION OF HOLDERS UPON A DESIGNATED EVENT.............................................34


           Section 5.1.         Designated Event Put...........................................................................34


           Section 5.2.         Effect of Designated Event Purchase Notice.....................................................36


           Section 5.3.         Deposit of Designated Event Purchase Price.....................................................37


           Section 5.4.         Securities Purchased in Part...................................................................38


           Section 5.5.         Covenant to Comply With Securities Laws Upon Purchase of Securities............................38


           Section 5.6.         Repayment to the Company.......................................................................38


Article VI               COVENANTS.............................................................................................38


           Section 6.1.         Payment of Securities..........................................................................38


           Section 6.2.         SEC and Other Reports to the Trustee...........................................................39


           Section 6.3.         Compliance Certificate.........................................................................40


           Section 6.4.         Further Instruments and Acts...................................................................40


           Section 6.5.         Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent,
                                Conversion Agent and Bid Solicitation Agent....................................................41


           Section 6.6.         Delivery of Information Required Under Rule 144A...............................................41


           Section 6.7.         Waiver of Stay, Extension or Usury Laws........................................................41


           Section 6.8.         Statement by Officers as to Default............................................................42

                                TABLE OF CONTENTS
                                   (CONTINUED)

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
Article VII              SUCCESSOR CORPORATION.................................................................................42


           Section 7.1.         When Company May Merge or Transfer Assets......................................................42


Article VIII             DEFAULTS AND REMEDIES.................................................................................43


           Section 8.1.         Events of Default..............................................................................43


           Section 8.2.         Acceleration...................................................................................45


           Section 8.3.         Other Remedies.................................................................................45


           Section 8.4.         Waiver of Past Defaults........................................................................46


           Section 8.5.         Control by Majority............................................................................46


           Section 8.6.         Limitation on Suits............................................................................46


           Section 8.7.         Rights of Holders to Receive Payment or to Convert.............................................47


           Section 8.8.         Collection Suit by Trustee.....................................................................47


           Section 8.9.         Trustee May File Proofs of Claim...............................................................47


           Section 8.10.        Priorities.....................................................................................48


           Section 8.11.        Undertaking for Costs..........................................................................48


Article IX               TRUSTEE...............................................................................................49


           Section 9.1.         Duties of Trustee..............................................................................49


           Section 9.2.         Rights of Trustee..............................................................................50


           Section 9.3.         Individual Rights of Trustee...................................................................51


           Section 9.4.         Trustee's Disclaimer...........................................................................52

                                TABLE OF CONTENTS
                                   (CONTINUED)

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
           Section 9.5.         Notice of Defaults.............................................................................52


           Section 9.6.         Reports by Trustee to Holders..................................................................52


           Section 9.7.         Compensation and Indemnity.....................................................................52


           Section 9.8.         Replacement of Trustee.........................................................................53


           Section 9.9.         Successor Trustee by Merger....................................................................54


           Section 9.10.        Eligibility; Disqualification..................................................................54


           Section 9.11.        Preferential Collection of Claims Against Company..............................................54


Article X                DISCHARGE OF INDENTURE................................................................................55


           Section 10.1.        Discharge of Liability on Securities...........................................................55


           Section 10.2.        Repayment to the Company.......................................................................55


Article XI               AMENDMENTS............................................................................................55


           Section 11.1.        Without Consent of Holders.....................................................................55


           Section 11.2.        With Consent of Holders........................................................................56


           Section 11.3.        Compliance with Trust Indenture Act............................................................58


           Section 11.4.        Revocation and Effect of Consents, Waivers and Actions.........................................58


           Section 11.5.        Notation on or Exchange of Securities..........................................................58


           Section 11.6.        Trustee to Sign Supplemental Indentures........................................................58


           Section 11.7.        Effect of Supplemental Indentures..............................................................59

                                TABLE OF CONTENTS
                                   (CONTINUED)

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
Article XII              CONVERSION............................................................................................59


           Section 12.1.        Conversion Right...............................................................................59


           Section 12.2.        Conversion Procedures; Conversion Rate; Fractional Shares......................................60


           Section 12.3.        Adjustment of Conversion Rate..................................................................63


           Section 12.4.        Consolidation or Merger of the Company.........................................................72


           Section 12.5.        Notice of Adjustment...........................................................................73


           Section 12.6.        Notice in Certain Events.......................................................................74


           Section 12.7.        Company To Reserve Stock:  Registration; Listing...............................................74


           Section 12.8.        Taxes on Conversion............................................................................75


           Section 12.9.        Conversion After Regular Record Date...........................................................75


           Section 12.10.       Company Determination Final....................................................................76


           Section 12.11.       Responsibility of Trustee for Conversion Provisions............................................76


           Section 12.12.       Unconditional Right of Holders to Convert......................................................76


           Section 12.13.       Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination
                                Thereof........................................................................................76


Article XIII             CONTINGENT INTEREST...................................................................................79


           Section 13.1.        Contingent Interest............................................................................79


           Section 13.2.        Payment of Contingent Interest; Contingent Interest Rights Preserved...........................79



                                TABLE OF CONTENTS
                                   (CONTINUED)

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
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
Article XIV              MISCELLANEOUS.........................................................................................79


           Section 14.1.        Trust Indenture Act Controls...................................................................79


           Section 14.2.        Notices........................................................................................79


           Section 14.3.        Communication by Holders with Other Holders....................................................80


           Section 14.4.        Certificate and Opinion as to Conditions Precedent.............................................80


           Section 14.5.        Statements Required in Certificate or Opinion..................................................81


           Section 14.6.        Separability Clause............................................................................81


           Section 14.7.        Rules by Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent,
                                Registrar......................................................................................81


           Section 14.8.        Legal Holidays.................................................................................81


           Section 14.9.        Governing Law; Submission to Jurisdiction; Service of Process..................................82


           Section 14.10.       No Recourse Against Others.....................................................................82


           Section 14.11.       Successors.....................................................................................83


           Section 14.12.       Multiple Originals.............................................................................83


Article XV               TAX TREATMENT.........................................................................................83


           Section 15.1.        Tax Treatment..................................................................................83

EXHIBIT A              Form of Security
EXHIBIT B              Form of Certificate to be Delivered by Transferee in Connection
                       with Transfers to Institutional Accredited Investors
EXHIBIT C              Form of Restrictive Legend for Common Stock Issues Upon Conversion

                  INDENTURE, dated as of October 21, 2003, between THE MEN'S WEARHOUSE, INC., a Texas Corporation (the "COMPANY"), and JPMorgan Chase Bank, a New York state banking organization, as Trustee (the "TRUSTEE").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 3.125% Convertible Senior Notes due 2023:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.1. Definitions.

                  "ADDITIONAL AMOUNTS" has the meaning set forth in the Registration Rights Agreement. All references herein or in the Securities to interest accrued or payable as of any date shall include any Additional Amounts accrued or payable as of such date as provided in the Registration Rights Agreement.

                  "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGENT MEMBERS" has the meaning set forth in Section 2.1(b).

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "APPLICABLE STOCK" means (a) the Common Stock and (b) in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock of such surviving corporation or its direct or indirect parent corporation.

                  "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or State law for the relief of debtors.

                  "BID SOLICITATION AGENT" has the meaning set forth in Section 2.3.

                  "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

                  "BOARD RESOLUTION" means a resolution of the Board of Directors.

                  "BUSINESS DAY" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in New York, New York or Houston, Texas are required or authorized by law, regulation or executive order to close.

                  "CASH" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

                  "CASH AMOUNT" has the meaning set forth in Section 12.13(a).

                  "CASH SETTLEMENT AVERAGING PERIOD" has the meaning set forth in Section 12.13(a).

                  "CERTIFICATED SECURITIES" means Securities that are in substantially the form attached hereto as Exhibit A and that do not include the information called for by footnotes 1 and 4 thereof.

                  "CLOSING SALE PRICE" of a share of Applicable Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on a national securities exchange or, if the shares of Applicable Stock are not listed on a national securities exchange, as reported by the Nasdaq National Market system. If the Applicable Stock is not listed for trading on a national securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Closing Sale Price" shall be the last quoted bid for the Applicable Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Applicable Stock is not so quoted, the "Closing Sale Price" shall be the average of the midpoint of the last bid and ask prices for the Applicable Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company as that stock exists on the date of this Indenture or any other shares of Equity Interest of the Company into which such Common Stock shall be reclassified or changed.

                  "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors to such successors.

                  "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any one Officer, who is the Chief Executive Officer, the Vice Chairman or the Chief Financial Officer.

                  "CONTINGENT INTEREST" means all amounts to be paid pursuant to
Article XIII. All references herein or in the Securities to interest accrued or payable as of any date shall include any Contingent Interest accrued or payable as of such date.

                  "CONTINGENT INTEREST PERIOD" has the meaning set forth in
Section 13.1.

                  "CONTINGENT PAYMENT REGULATIONS" has the meaning set forth in
Section 15.1.

                  "CONVERSION AGENT" has the meaning set forth in Section 2.3.

                  "CONVERSION NOTICE" has the meaning set forth in Section 12.2(b).

                  "CONVERSION OBLIGATION" has the meaning set forth in Section 12.13(a).

                  "CONVERSION PERIOD" means the period from and including the third Friday (or, if that day is not a Trading Day, then the next Trading Day immediately following such third Friday) in a fiscal quarter of the Company to, but not including, the third Friday (or if that day is not a Trading Day, then the next Trading Day immediately following such third Friday) in the immediately following fiscal quarter.

                  "CONVERSION PRICE" means, at any time, $1,000 divided by the Conversion Rate in effect at such time, rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

                  "CONVERSION RATE" means the number of shares of Common Stock issuable upon conversion of each $1,000 of Principal Amount at Issuance of Securities, which is initially 23.3187 shares, subject to adjustments as set forth in this Indenture.

                  "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 4 New York Plaza, Floor 15, New York, New York 10004, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "CURRENT MARKET PRICE" has the meaning set forth in Section 12.3(g).

                  "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "DEFAULT" means, when used with respect to the Securities, any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "DEPOSITARY" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

                  "DESIGNATED EVENT" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such

Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company, was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interest of the surviving corporation) and
(B) no "person" or "group" owns immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation; (iv) the Company or any Designated Subsidiary (other than a Wholly Owned Subsidiary) or any group of two or more Subsidiaries (other than Wholly Owned Subsidiaries) that, taken as a whole, would constitute a Designated Subsidiary, is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article VII; or (v) the Company's Common Stock ceases to be listed on a national securities exchange or quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States.

         A "Designated Event" shall not be deemed to have occurred if either:

                  (1) the last Closing Sale Price of the Common Stock for each of at least five Trading Days within:

                  (i) the period of the ten consecutive Trading Days immediately after the later of the Designated Event or the public announcement of the Designated Event, in the case of a Designated Event resulting solely from a Designated Event in clause (i) of the definition of Designated Event; or

                  (ii) the period of the ten consecutive Trading Days immediately preceding the Designated Event, in the case of a Designated Event resulting from a Designated Event in clauses (ii), (iii) or (iv) of the definition of Designated Event;

is at least equal to 105% of the quotient where the numerator is the Principal Amount at Issuance and the denominator is the Conversion Rate in effect on each of such five Trading Days, with such calculation being made for each Trading Day; or

                  (2) in the case of a merger or consolidation, at least 95% of the consideration, excluding cash payments for fractional shares in the merger or consolidation constituting the Designated Event, consists of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Designated Event) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

                  For purposes of clarification, a "Designated Event" shall not be deemed to occur solely as a result of the transfer of all or substantially all of the Company's assets to a Wholly Owned Subsidiary of the Company where that Subsidiary assumes all or substantially all of the Indebtedness of the Company (other than the Securities).

                  "DESIGNATED EVENT PURCHASE DATE" has the meaning set forth in
Section 5.1(a).

                  "DESIGNATED EVENT PURCHASE NOTICE" has the meaning set forth in Section 5.1(c).

                  "DESIGNATED EVENT PURCHASE PRICE" has the meaning set forth in
Section 5.1(a).

                  "DESIGNATED SUBSIDIARY" means any existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 15% or more of the total assets of the Company on a consolidated basis.

                  "DISQUALIFIED EQUITY INTERESTS" means any Equity Interest that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity (other than upon a Designated Event or sale of assets by the Company in circumstances where the holders of the Securities would have similar rights), or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

                  "DISTRIBUTED ASSETS" has the meaning set forth in Section 12.3(d).

                  "DTC" means The Depository Trust Company, a New York corporation.

                  "EDGAR" has the meaning set forth in Section 6.2(b).

                  "EQUITY INTEREST" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

                  "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

                  "EXCESS AMOUNT" means, with respect to each $1,000 of Principal Amount at Issuance of a Security, as of any conversion date, a dollar amount equal to the excess of (a) the product of (i) the Conversion Rate at such time multiplied by (ii) the Closing Sale Price on the last Trading Day prior to such conversion date over (b) $1,000, if any.

                  "EXCESS AMOUNT CONVERSION OBLIGATION" has the meaning set forth in Section 12.13(a).

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

                  "EX-DIVIDEND TIME" means, with respect to any issuance or distribution on Common Stock, the first Trading Day on which the Common Stock trades regular way on the principal securities market on which the Common Stock is then traded without the right to receive such issuance or distribution.

                  "EXPIRATION TIME" has the meaning set forth in Section
12.3(f).

                  "FAIR MARKET VALUE" has the meaning set forth in Section 12.3(g).

                  "FINAL NOTICE DATE" has the meaning set forth in Section 12.13(a)

                  "FIVE-TRADING-DAY MEASUREMENT PERIOD" means the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable Contingent Interest Period.

                  "GLOBAL SECURITIES" means Securities that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 4 thereof and that are deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

                  "HOLDER" means a person in whose name a Security is registered on the Registrar's books.

                  "INDEBTEDNESS" means, with respect to any Person, without duplication, any liability of such Person:

                  (a) for borrowed money;

                  (b) evidenced by bonds, debentures, notes;

                  (c) in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

                  (d) to pay the deferred purchase price of property or services, except trade accounts payable or accrued expenses arising in the ordinary course of business;

                  (e) as lessee, the obligations of which are capitalized in accordance with generally accepted accounting principles; and

                  (f) for Indebtedness of others guaranteed by such Person or for which such Person is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

                  The amount of Indebtedness of any Person at any date shall be
(i) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, and the maximum liability at such date of such Person for any contingent obligations described above, (ii) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

                  "INTEREST PAYMENT DATE" has the meaning set forth in Exhibit A attached hereto.

                  "ISSUE DATE" of any Security means the date on which such Security was originally issued or deemed issued as set forth on the face of the Security.

                  "LEGAL HOLIDAY" means any day other than a Business Day.

                  "MARKET PRICE" means the average of the Closing Sale Prices of one share of Applicable Stock for the 20-Trading Day period immediately preceding and including the Business Day immediately preceding the Purchase Date or Designated Event Purchase Date, as the case may be (or if the Business Day immediately preceding the Purchase Date or Designated Event Purchase Date, as the case may be, is not a Trading Day, then on the last Trading Day immediately preceding the Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20-Trading Day period and ending on the Purchase Date or Designated Event Purchase Date, as the case may be, of any event described in Section 12.3 or Section 12.4.

                  "NON-ELECTING SHARE" has the meaning set forth Section 12.4.

                  "OFFICER" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Principal Accounting Officer, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

                  "OFFICER'S CERTIFICATE" means a written certificate containing the information specified in Section 14.4 and Section 14.5, signed in the name of the Company by any one Officer, who is the Chief Executive Officer, the Vice Chairman or the Chief Financial Officer, and delivered to the Trustee. An Officer's Certificate given pursuant to Section 6.3 shall be signed by the Chief Financial Officer of the Company.

                  "OPINION OF COUNSEL" means a written opinion containing the information specified in Section 14.4 and Section 14.5, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

                  "PAYING AGENT" has the meaning set forth in Section 2.3.

                  "PERSON" or "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof (and for purposes of the definition of "Designated Event" shall also have the meaning set forth in such definition).

                  "PRINCIPAL AMOUNT AT ISSUANCE" of a Security means the initial issue price of the Security as set forth on the face of the Security.

                  "PRINCIPAL CONVERSION SETTLEMENT ELECTION" has the meaning set forth in Section 12.2.

                  "PURCHASE DATE" has the meaning set forth in Section 4.1(a).

                  "PURCHASE NOTICE" has the meaning set forth in Section 4.1(c).

                  "PURCHASE PRICE" has the meaning set forth in Section 4.1(a).

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "RECORD DATE" has the meaning set forth in Section 12.3(g).

                  "REDEMPTION DATE" means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to this Indenture.

                  "REDEMPTION PRICE" has the meaning set forth in Section 3.1.

                  "REFERENCE PERIOD" has the meaning set forth in Section
12.3(d).

                  "REGISTRAR" has the meaning set forth in Section 2.3.

                  "REGISTER" has the meaning set forth in Section 2.3.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated October 21, 2003, between the Company and Bear, Stearns & Co. Inc., Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc. and Fleet Securities, Inc., as amended or supplemented from time to time.

                  "REGULAR RECORD DATE" has the meaning set forth in Exhibit A attached hereto.

                  "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, the officer within the Institutional Trust Services department of the Trustee, having direct responsibility for the administration of this Indenture.

         "RESTRICTED CERTIFICATED SECURITY" means a Certificated Security which is a Transfer Restricted Security.

         "RESTRICTED GLOBAL SECURITY" means a Global Security that is a Transfer Restricted Security.

         "RESTRICTED SECURITY" means a Restricted Certificated Security or a Restricted Global Security.

         "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES" means any of the Company's 3.125% Convertible Senior Notes due 2023, as amended or supplemented from time to time, issued under this Indenture.

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

         "SETTLEMENT NOTICE PERIOD" has the meaning set forth in Section
12.13(a)

         "SPECIAL RECORD DATE" has the meaning set forth in Exhibit A attached hereto.

         "SPIN-OFF" has the meaning set forth in Section 12.3(d).

         "STATED MATURITY", when used with respect to any Security, means October 15, 2023.

         "SUBSIDIARY" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

         "SURRENDERED SECURITY" has the meaning set forth in Section 12.2(a).

         "TIA" means the United States Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         "TRADING DAY" means, with respect to any security:

                  (a) if the applicable security is listed or admitted for trading on a U.S. national or regional securities exchange, a day on which such exchange is open for business;

                  (b) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on the Nasdaq National Market; or

                  (c) if the applicable security is not so listed or admitted for trading on a U.S. national or regional securities exchange and not so quoted on the Nasdaq

         National Market, a day on which the principal U.S. exchange or trading system on which the Securities are listed or traded is open for business.

                  "TRANSFER CERTIFICATE" has the meaning set forth in Section 2.12(f).

                  "TRADING PRICE" means, for any Security on the date of determination, the average of the secondary market bid quotations per Security obtained by the Bid Solicitation Agent for $5,000,000 principal amount at maturity of the Securities at approximately 4:00 p.m., New York city time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided, however that if at least three such bids are not obtained by the Bid Solicitation Agent, but two bids are obtained by the Bid Solicitation Agent, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, such one bid shall be used, provided, however if, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price will equal the then applicable Conversion Rate multiplied by the average Closing Sale Price of the Common Stock on the five Trading Days ending on such determination date, appropriately adjusted.

                  "TRANSFER RESTRICTED SECURITY" has the meaning set forth in
Section 2.12(f).

                  "TRIGGER EVENT" has the meaning set forth in Section 12.3(d).

                  "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "UNRESTRICTED CERTIFICATED SECURITY" means a Certificated Security that is not a Transfer Restricted Security.

                  "UNRESTRICTED GLOBAL SECURITY" means a Global Security that is not a Transfer Restricted Security.

                  "VOTING STOCK" of a person means Equity Interest of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Equity Interest of any other class or classes shall have or might have voting power by reason of the happening of any contingency). "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Equity Interest of which is owned by the Company or another Wholly Owned Subsidiary.

                  Section 1.2. Incorporation by Reference of Trust Indenture
Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "COMMISSION" means the SEC.

                  "INDENTURE SECURITIES" means the Securities.

                  "INDENTURE SECURITY HOLDER" means a Holder.

                  "INDENTURE TO BE QUALIFIED" means this Indenture.

                  "INDENTURE TRUSTEE" or "institutional trustee" means the Trustee.

                  "OBLIGOR" on the indenture securities means the Company.

                  All other TIA terms used but not defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  Section 1.3. Rules of Construction.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States as in effect from time to time;

                  (c) "or" is not exclusive;

                  (d) "including" means including, without limitation; and

                  (e) words in the singular include the plural, and words in the plural include the singular.

                  Section 1.4. Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 14.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

                  (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority, if it so states. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The principal amount and certificate number of any Security and the ownership of Securities shall be proved by the register maintained by the Registrar for the Securities.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II

                                 THE SECURITIES

                  Section 2.1. Form and Dating.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

         (a) Restricted Global Securities. All of the Securities are being offered and sold within the United States to QIBs in reliance on Rule 144A and shall be issued, initially in the form of one or more Restricted Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

         (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall initially represent the aggregate amount of outstanding Securities stated thereon, but that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases and conversions of such Securities.

         Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

         Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

         (c) Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 2.12(a)(i).

         Section 2.2. Execution and Authentication.

         The Securities shall be executed on behalf of the Company by the Chief Executive Officer, Vice Chairman or Chief Financial Officer. The signature of such officer on the Securities may be manual or facsimile.

         A Security bearing the manual or facsimile signature of an individual who was at the time of the execution of the Security an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Securities or did not hold such office(s) at the date of authentication of such Securities.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or facsimile signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                  The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $130,000,000 upon one or more Company Orders (which shall include the matters required to be set forth in an Officer's Certificate pursuant to Section 14.4 and Section 14.5) without any further action by the Company (other than as contemplated below and in Section 14.4 and Section 14.5). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence except as provided in Section 2.7. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and shall be fully protected in relying upon:

                  (a) a copy of the Board Resolution in or pursuant to which the terms and form of the Securities were established, the issuance and sale of the Securities was authorized, this Indenture was authorized and specified Officers were authorized to establish the form and determine the terms of the Securities and the form of this Indenture, to execute the Securities and this Indenture on behalf of the Company and to take any other necessary actions relating thereto and evidence of any actions taken by authorized Officers pursuant to that Board Resolution, certified by the Secretary, an Assistant Secretary or the General Counsel of the Company to have been duly adopted by the Board of Directors or taken by any authorized Officer and to be in full force and effect as of the date of such certificate; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee.

                  The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

                  The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

                  Section 2.3. Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

                  Pursuant to Section 6.5, the Company shall at all times maintain in the Borough of Manhattan, New York city an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for redemption, purchase or payment ("PAYING AGENT"), an office or agency where Securities may be presented for conversion ("CONVERSION AGENT"), an office or agency that solicits Securities to be bid upon by securities dealers which it believes are willing to bid for such Securities ("BID SOLICITATION AGENt") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities (the "REGISTER") and of their transfer and exchange.

         The Company may have one or more co-registrars, one or more additional paying agents, one or more additional conversion agents and one or more additional bid solicitation agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 6.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5. The term Bid Solicitation Agent includes any additional bid solicitation agent, including any named pursuant to Section 6.5.

         The Company shall enter into an appropriate limited agency agreement with any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 9.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar and, if the Company fails to maintain a Conversion Agent, the Company shall act as such. The Company may change the Bid Solicitation Agent at its discretion, but the Bid Solicitation Agent may not be the Company or an Affiliate of the Company.

         The Company hereby initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent in connection with the Securities.

         Section 2.4. Paying Agent to Hold Cash and Securities in Trust.

         Except as otherwise provided herein, prior to 10:00 a.m., New York city time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent, cash (in immediately available funds if deposited on the due date) or number of shares of Applicable Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash and Applicable Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Applicable Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all cash and Applicable Stock held by it to the Trustee, and to account for any funds and Applicable Stock disbursed by it, and the Trustee may at any time during the continuance of any such default, upon the written request to the Paying Agent, require such Paying Agent to forthwith pay to the Trustee all cash and Applicable Stock so held in trust. Upon doing so, the Paying Agent shall have no further liability for the cash or Applicable Stock.

         Section 2.5. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

         Section 2.6. Transfer and Exchange.

         (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to the Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any transfer or exchange shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

         Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (ii) any Securities in respect of which a Purchase Notice or a Designated Event Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or (iii) any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

         All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

         (b) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

         (c) Each Holder of a Security agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 2.7. Replacement Securities.

         If (a) any mutilated Security is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article III or purchased by the Company pursuant to Article IV or Article V, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

         Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  Section 2.8. Outstanding Securities; Determinations of Holders' Action.

                  Securities outstanding at any time are all the Securities authenticated by the Trustee, except for

                  (a) those cancelled by it,

                  (b) those paid, redeemed or purchased pursuant to Section 2.7,

                  (c) those delivered to it for cancellation, and

                  (d) those described in this Section 2.8 as not outstanding.

                  A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination.

                  If a Security is replaced pursuant to Section 2.7, the replaced Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser unaware that such Security has been replaced.

                  If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York city time, on a Redemption Date, a Purchase Date, a Designated Event Purchase Date or Stated Maturity, as the case may be, cash or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then on such Redemption Date, Purchase Date, Designated Event Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, Contingent Interest and Additional Amounts, if any, on such Securities shall cease to accrue.

                  If a Security is converted in accordance with Article XII, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest and Additional Amounts, if any, on such Security shall cease to accrue.

                  Section 2.9. Temporary Securities.

                  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 2.10. Cancellation.

         All Securities surrendered for payment, purchase by the Company pursuant to Article IV or Article V, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

         Section 2.11. Persons Deemed Owners.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment (whether in cash or Applicable Stock) of principal of, Redemption Price, Purchase Price or Designated Event Purchase Price, and interest and Additional Amounts, if any, on, the Security, for the purpose of receiving cash or Applicable Stock upon conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 2.12. Additional Transfer and Exchange Requirements.

         (a) Transfer and Exchange of Global Securities.

                  (i) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation and a successor Depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary requesting such exchange. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

                  (ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

                  (x) to register the transfer of the Certificated Securities to a person who shall take delivery thereof in the form of Certificated Securities only; or

                  (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                           (i) shall be duly endorsed or accompanied by a
                  written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6; and

                           (ii) in the case of a Restricted Certificated
                  Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                    (A) if such Restricted Certificated Security
                           is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                           (B) if such Restricted Certificated Security is being
                  transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                           (C) if such Restricted Certificated Security is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) pursuant to and in compliance with an exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, in the case of a transfer to an institutional accredited investor, a certificate containing certain representations and warranties (in substantially the form set forth in Exhibit B) and, in either case, if the Company or the Registrar so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act.

                  (c) Transfer of a Beneficial Interests in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                  (i) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); or

                  (ii) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer does not require registration under the Securities Act, the Trustee, as the Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

                  (d) Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depository or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically): a certification from the Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A. The Trustee, as the Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

                  (e) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities or interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of such Certificated Securities to a person who shall take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security shall be a Restricted Global Security or an Unrestricted Global Security, or

                  (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests shall be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Registrar to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6;

                  (2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (i) if such Restricted Certificated Security is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                           (ii) if such Restricted Certificated Security is
                  being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Registrar so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer does not require registration under of the Securities Act;

                  (3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A;

                  (4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

                  (5) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A.

         (f) Legends.

                  (1) Except as permitted by the following paragraphs (2), (3) and (4), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A attached hereto (each a "TRANSFER RESTRICTED SECURITY"), for so long as it is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a certificate (a "TRANSFER CERTIFICATE") in substantially the form called for by footnote 5 to Exhibit A attached hereto.

                  (2) Upon any sale or transfer of a Transfer Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

                           (i) in the case of any Restricted Certificated
                  Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

                           (ii) in the case of any beneficial interest in a
                  Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

                  (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the

         Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                  (4) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or a Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                  (5) Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the Common Stock issued upon conversion of the Securities shall bear the legend in substantially the form called for by Exhibit C attached hereto.

         (g) Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with Section 2.10.

         Section 2.13. CUSIP Numbers.

         The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

         Section 2.14. Ranking.

         The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and shall constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness.

                                  ARTICLE III

                                   REDEMPTION

         Section 3.1. The Company's Right to Redeem; Notice to Trustee.

         Prior to October 20, 2006, the Securities shall not be redeemable at the Company's option. On or after October 20, 2006, but prior to October 20, 2008, the Company may, at its option redeem the Securities in accordance with this Article III for cash at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of those Securities called for redemption plus accrued and unpaid interest, Contingent Interest and Additional Amounts, if any, on such Securities to, but excluding the applicable Redemption Date (the "REDEMPTION PRICE") if, but only if, on each of at least 20 Trading Days within any period of 30 consecutive Trading Days ending on or after October 20, 2006 but prior to October 20, 2008, the Closing Sale Price of the Common Stock exceeds 140% of the Conversion Price of the Securities on the 30th Trading Day of such period.

         On or after October 20, 2008, the Company, at its option, may redeem the Securities in accordance with this Article III for cash at any time as a whole, or from time to time in part, at the Redemption Price.

         In the event that the Company elects to redeem the Securities on a date that is after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest, Contingent Interest and Additional Amounts, if any, to the holder of the redeemed Security and not the Holder on the corresponding Regular Record Date.

         If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give this notice to the Trustee by a Company Order at least 40 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         Section 3.2. Selection of Securities to Be Redeemed.

         If fewer than all of the outstanding Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot or on a pro rata basis or by another method the Trustee considers fair and appropriate. The Trustee shall make the selection within five Business Days after it receives the notice provided for in
Section 3.1 from outstanding Securities not previously called for redemption.

         Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

                  Securities and portions of Securities that are to be redeemed are convertible by the Holder until 5:00 p.m., New York city time, on the second Business Day immediately preceding the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                  Section 3.3. Notice of Redemption.

                  At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.


                  The notice of redemption shall identify the Securities to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) the Conversion Rate and any adjustments thereto;

                  (d) the name and address of the Paying Agent and Conversion Agent;

                  (e) that Securities called for redemption may be converted at any time prior to 5:00 p.m., New York city time, on the second Business Day preceding the Redemption Date;

                  (f) that Holders who want to convert their Securities must satisfy the requirements set forth in Article XII;

                  (g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (h) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

                  (i) that, unless the Company defaults in making payment of such Redemption Price, interest, Contingent Interest and Additional Amounts, if any, on Securities called for redemption shall cease to accrue on and after the Redemption Date;

                  (j) the CUSIP number(s) of the Securities; and

                  (k) any other information the Company wants to present.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this
Section 3.3; provided, further, that the text of the notice of redemption shall be prepared by the Company.

         Section 3.4. Effect of Notice of Redemption.

         Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

         Section 3.5. Deposit of Redemption Price.

         Prior to 10:00 a.m., New York city time, on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the aggregate Redemption Price of all Securities or portions thereof which are to be redeemed as of such Redemption Date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.

         If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York city time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Securities for which notice of redemption is given, then, on such Redemption Date, such Securities shall cease to be outstanding and interest, Contingent Interest, and Additional Amounts, if any, on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities).

         Section 3.6. Securities Redeemed in Part.

         Any Certificated Security which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the Security surrendered.


         Section 3.7. Repayment to the Company.

         To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Securities or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Paying Agent shall return any such excess to the Company.

                  Section 3.8. No Sinking Fund.

                  The Securities shall not have a sinking fund.

                                   ARTICLE IV

                        PURCHASE AT THE OPTION OF HOLDERS
                                ON SPECIFIC DATES

                  Section 4.1. Optional Put.

                  (a) Each Holder shall have the right, at the Holder's option, but subject to the provisions of this Section 4.1, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the Principal Amount at Issuance thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this
Section 4.1, on each of October 15, 2008, October 15, 2013 and October 15, 2018 (each a "PURCHASE DATE"). The Company shall be required to purchase such Securities at a purchase price in cash equal to 100% of the Principal Amount at Issuance plus any accrued and unpaid cash interest (including any Contingent Interest and Additional Amounts) to, but excluding, the Purchase Date (the "PURCHASE PRICE"). In the event that a Purchase Date is a date that is after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest, Contingent Interest, and Additional Amounts, if any, to the holder of the repurchased Security and not the Holder on the Regular Record Date.

                  (b) No later than 20 Business Days prior to each Purchase Date, the Company shall mail a written notice of the purchase right by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as a Paying Agent) and to each Holder at its address shown in the Security Register of the Registrar, and to beneficial owners as required by applicable law. The notice shall include a form of Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

                  (i) the date by which the Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Section 4.1;

                  (ii) the Purchase Date;

                  (iii) the Purchase Price;

                  (iv) the name and address of the Paying Agent and the Conversion Agent;

                  (v) the Conversion Rate and any adjustments thereto;

                  (vi) that the Securities as to which a Purchase Notice has been given may be converted into Common Stock if they are otherwise convertible pursuant to

         Article XII of this Indenture only if the Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (vii) that the Securities must be surrendered to the Paying Agent to collect payment;

                  (viii) that the Purchase Price for any Security as to which a Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in Section 4.1(b)(vii);

                  (ix) the procedures the Holder must follow to exercise its rights under this Section 4.1 and a brief description of such rights;

                  (x) briefly, the conversion rights of the Securities, if any, and that the Holder must satisfy the requirements set forth in the Indenture in order to convert the Securities;

                  (xi) the procedures for withdrawing a Purchase Notice, including a form of notice of withdrawal;

                  (xii) that, unless the Company defaults in making payment of such Purchase Price, interest (including any Contingent Interest and Additional Amounts), if any, on Securities surrendered for purchase by the Company shall cease to accrue on and after the Purchase Date; and

                  (xiii) the CUSIP number(s) of the Securities.

                  At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 4.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

                  If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

                  Simultaneously with delivering the written notice pursuant to this Section 4.1(b), the Company shall publish a notice containing all information specified in such written notice in a newspaper of general circulation in New York, New York, or publish such information on the Company's website, or through such other public medium that reasonably could be expected to inform Holders of such information.

                  (c) A Holder may exercise its rights specified in clause (a) of this Section 4.1 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Securities entitled "Option of Holder to Elect Purchase" hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "PURCHASE NOTICE") to the Paying Agent at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date.

         The Purchase Notice delivered by a Holder shall state (i) the relevant Purchase Date, (ii) if certificated Securities, the certificate number or numbers of the Security or Securities which the Holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (iii) the portion of the Principal Amount at Issuance of the Security which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iv) that such Security shall be purchased pursuant to the terms and conditions specified in the Securities and this Indenture.

         Delivery of a Security to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the applicable Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent is a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 4.1, a portion of a Security if the Principal Amount at Issuance of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Section
4.1 through Section 4.7 also apply to the purchase of such portion of such Security.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written withdrawal thereof.

         Anything herein to the contrary notwithstanding, in the case of Global Securities, any Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

         Section 4.2. Effect of Purchase Notice; Withdrawal of Purchase Notice.

         (a) Upon receipt by the Paying Agent of the Purchase Notice specified in Section 4.1(c), the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Purchase Price with respect to such Security. Such Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (a) the Purchase Date with respect to such Security (provided the conditions in Section 4.1(c) have been satisfied) and (b) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.1(c). Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following paragraph.

         (b) A Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Purchase Date, specifying (a) the Principal Amount at Issuance of the Security or portion thereof (which must be a Principal Amount at Issuance of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (b) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities, or if not certificated, such notice must comply with Applicable Procedures, and (c) the Principal Amount at Issuance, if any, which remains subject to the Purchase Notice.

         Section 4.3. Deposit of Purchase Price.

         Prior to 10:00 a.m., New York city time, on the applicable Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of all the Securities or portions thereof which are to be purchased as of such Purchase Date.

         If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York city time, on the applicable Purchase Date, cash sufficient to pay the Purchase Price of any Securities for which a Purchase Notice has been tendered and not withdrawn pursuant to Section 4.2(b), then, on such Purchase Date, such Securities shall cease to be outstanding and interest, Contingent Interest and Additional Amounts, if any, on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Purchase Price upon delivery of such Securities).

         The Company shall publicly announce the Principal Amount at Issuance of Securities purchased on the applicable Purchase Date on such date or as soon as practicable thereafter, by publishing a notice containing such information in a newspaper of general circulation in New York, New York or by publishing such information on the Company's website, or through such other public medium that reasonably could be expected to inform Holders of such information.

         Section 4.4. Securities Purchased in Part.

         Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and promptly after the applicable Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the Principal Amount at Issuance of the Security so surrendered that is not purchased.

         Section 4.5. Covenant to Comply With Securities Laws Upon Purchase of Securities.

         When complying with the provisions of Section 4.1 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

                  (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

                  (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

                  (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under this Article IV to be exercised in the time and in the manner specified therein.

         Section 4.6. Repayment to the Company.

         To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.3 exceeds the aggregate Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the applicable Purchase Date, then, promptly after such Purchase Date, the Paying Agent shall return any such excess to the Company.

         Section 4.7. No Purchase Upon Event of Default. There shall be no purchase of any Securities pursuant to this Article IV if there has occurred (prior to, on or after, as the case may be, the giving by each of the Holders of such Securities of the required Purchase Notice but, in any event, prior to the applicable Purchase Date) and is continuing, as of such Purchase Date, an Event of Default (other than a default in the payment of the Purchase Price with respect to such Securities). The Paying Agent shall promptly return to the respective Holders thereof any Securities (a) with respect to which a Purchase Notice has been delivered in compliance with this Indenture, or (b) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Securities), in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                                   ARTICLE V

                        PURCHASE AT THE OPTION OF HOLDERS
                             UPON A DESIGNATED EVENT

         Section 5.1. Designated Event Put.

         (a) In the event that a Designated Event shall occur, each Holder shall have the right, at the Holder's option, but subject to the provisions of this
Section 5.1, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the Principal Amount at Issuance thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 5.1, on the date designated by the Company (the "DESIGNATED EVENT PURCHASE DATE") that is a Business Day no later than 30 Business Days after the date of notice pursuant to Section 5.1(b) of the occurrence of a Designated Event (subject to extension to comply with applicable law). The Company shall be required to purchase such Securities at a purchase price in cash equal to 100% of the Principal Amount at Issuance plus any accrued and unpaid interest (including Contingent Interest and any Additional Amounts) to, but excluding, the Designated Event Purchase Date (the "DESIGNATED EVENT PURCHASE PRICE"). In the event that a Designated Event Purchase Date is a date that is after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest, Contingent Interest, and Additional Amounts, if any, to the holder of the repurchased Security and not the Holder on the Regular Record Date.

         (b) No later than 20 calendar days after the occurrence of a Designated Event, the Company shall mail a written notice of the Designated Event by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder at its address shown in the Security Register of the Registrar, and to beneficial owners as required by applicable law. The notice shall include a form of Designated Event Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

                  (i) the date of such Designated Event and, briefly, the events causing such Designated Event;

                  (ii) the date by which the Designated Event Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Section 5.1;

                  (iii) the Designated Event Purchase Date;

                  (iv) the Designated Event Purchase Price;

                  (v) the name and address of the Paying Agent and Conversion Agent;

                  (vi) the Conversion Rate and any adjustments thereto;

                  (vii) that the Securities as to which a Designated Event Purchase Notice has been given may be converted into Common Stock pursuant to Article XII of this

         Indenture only if the Designated Event Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (viii) that the Securities must be surrendered to the Paying Agent to collect payment;

                  (ix) that the Designated Event Purchase Price for any Security as to which a Designated Event Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Designated Event Purchase Date and the time of surrender of such Security as described in Section 5.1(b)(viii);

                  (x) the procedures the Holder must follow to exercise rights under this Section 5.1 and a brief description of such rights;

                  (xi) briefly, the conversion rights of the Securities, and that the Holder must satisfy the requirements set forth in the Indenture in order to convert the Securities;

                  (xii) the procedures for withdrawing a Designated Event Purchase Notice, including a form of notice of withdrawal;

                  (xiii) that, unless the Company defaults in making payment of such Designated Event Purchase Price, interest (including Contingent Interest and any Additional Amounts), if any, on Securities surrendered for purchase by the Company shall cease to accrue on and after the Designated Event Purchase Date; and

                  (xiv) the CUSIP number(s) of the Securities.

         At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 5.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

         If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

         Simultaneously with delivering the written notice pursuant to this
Section 5.1(b), the Company shall publish a notice containing all information specified in such written notice in a newspaper of general circulation in New York, New York or publish such information on the Company's website, or through such other public medium that reasonably could be expected to inform Holders of such information.

         (c) A Holder may exercise its rights specified in clause (a) of this
Section 5.1 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Securities entitled "Option of Holder to Elect Purchase" hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "DESIGNATED EVENT PURCHASE NOTICE") to the Paying Agent at any time on or before the 30th Business Day after the date of the Company's notice of the Designated Event (subject to extension to comply with applicable law).

         The Designated Event Purchase Notice delivered by a Holder shall state
(i) if certificated Securities, the certificate number or numbers of the Security or Securities which the Holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (ii) the portion of the Principal Amount at Issuance of the Security which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iii) that such Security shall be purchased pursuant to the terms and conditions specified in the Securities and this Indenture.

         Delivery of a Security to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the Designated Event Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent is a condition to receipt by the Holder of the Designated Event Purchase Price therefor; provided, however, that such Designated Event Purchase Price shall be so paid pursuant to this Section 5.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Designated Event Purchase Notice, as determined by the Company.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 5.1, a portion of a Security if the Principal Amount at Issuance of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Section 5.1 through
Section 5.6 also apply to the purchase of such portion of such Security.

         A Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written withdrawal thereof.

         Anything herein to the contrary notwithstanding, in the case of Global Securities, any Designated Event Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

         Section 5.2. Effect of Designated Event Purchase Notice; Withdrawal.

         (a) Upon receipt by the Paying Agent of the Designated Event Purchase Notice specified in Section 5.1(c), the Holder of the Security in respect of which such Designated Event Purchase Notice was given shall (unless such Designated Event Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Designated Event Purchase Price with respect to such Security. Such Designated Event Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (a) the Designated Event Purchase Date with respect to such Security (provided the conditions in Section 5.1(c) have been satisfied) and (b) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 5.1(c). Securities in respect of which a Designated Event Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Designated Event Purchase Notice unless such Designated Event Purchase Notice has first been validly withdrawn as specified in the following paragraph.

         (b) A Designated Event Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with Applicable Procedures) of withdrawal delivered by the Holder to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date, specifying (a) the Principal Amount at Issuance of the Security or portion thereof (which must be a Principal Amount at Issuance of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (b) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities, or if not certificated, such notice must comply with Applicable Procedures, and (c) the Principal Amount at Issuance, if any, which remains subject to the Designated Event Purchase Notice.

         Section 5.3. Deposit of Designated Event Purchase Price.

         Prior to 10:00 a.m., New York city time, on the applicable Designated Event Purchase Date or the Business Day following the Designated Event Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Designated Event Purchase Price of all the Securities or portions thereof which are to be purchased as of such Designated Event Purchase Date.

         If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York city time, on the applicable Designated Event Purchase Date, cash sufficient to pay the Designated Event Purchase Price of any Securities for which a Designated Event Purchase Notice has been tendered and not withdrawn pursuant to Section 5.2(b), then, on such Designated Event Purchase Date, such Securities shall cease to be outstanding and interest, Contingent Interest, and Additional Amounts, if any, on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Designated Event Purchase Price upon delivery of such Securities).

         The Company shall publicly announce the Principal Amount at Issuance of Securities purchased as a result of such Designated Event on or as soon as practicable after the Designated Event Purchase Date by publishing a notice containing such information in a newspaper of general circulation in New York, New York or by publishing such information on the Company's website, or through such other public medium that reasonably could be expected to inform Holders of such information.

                  Section 5.4. Securities Purchased in Part.

                  Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and promptly after the Designated Event Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount at Issuance equal to, and in exchange for, the portion of the Principal Amount at Issuance of the Security so surrendered that is not purchased.

                  Section 5.5. Covenant to Comply With Securities Laws Upon Purchase of Securities.

                  When complying with the provisions of Section 5.1 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

                  (a) comply with Rule 13e- 4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

                  (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

                  (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under this Article V to be exercised in the time and in the manner specified therein.

                  Section 5.6. Repayment to the Company.

                  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.3 exceeds the aggregate Designated Event Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Designated Event Purchase Date then, promptly after the Designated Event Purchase Date, the Paying Agent shall return any such excess to the Company.

                                   ARTICLE VI

                                    COVENANTS

                  Section 6.1. Payment of Securities.

                  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal amount, Redemption Price, Purchase Price and Designated Event Purchase Price and accrued and unpaid interest, Contingent Interest and Additional Amounts, if any, shall be considered paid on the applicable date due if by 10:00 a.m., New York city time, on such date the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal (whether at stated maturity or otherwise) and overdue installments of interest, Contingent Interest and Additional Amounts, if any, at the rate borne by the Securities per annum. All references in this Indenture or the Securities to interest shall be deemed to include Contingent Interest and Additional Amounts, if any, payable pursuant to the Registration Rights Agreement.

         Payment of the principal of and interest, Contingent Interest and Additional Amounts, if any, on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or in Applicable Stock, as the case may be.

         Subject to Section 3.1, Section 4.1and Section 5.1, the Company shall pay interest, Contingent Interest and Additional Amounts, if any, on the Securities to the Person in whose name the Securities are registered at the close of business on the Regular Record Date next preceding the corresponding Interest Payment Date. Any such interest, Contingent Interest, and Additional Amounts, if any, not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid
(a) to the Person in whose name the Securities are registered at the close of business on a Special Record Date for the payment of such defaulted interest, Contingent Interest and Additional Amounts, if any, to be fixed by the Trustee, notice whereof shall be given to the Holders not less than 10 calendar days prior to such Special Record Date or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

         The Holder must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest, Contingent Interest and Additional Amounts, if any, on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, and payment of interest, Contingent Interest and Additional Amounts, if any, on Certificated Securities in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds at the election of such Holder. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         Section 6.2. SEC and Other Reports to the Trustee.

         (a) The Company shall ensure delivery to the Trustee within 15 calendar days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with TIA Section 314(a). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer's Certificates). The Trustee shall have no duty or responsibility to review such reports, information or documents.

         (b) The Company intends to file the reports referred to in paragraph
(a) above in this Section 6.2 hereof with the SEC in electronic form pursuant to Regulation S-T of the SEC using the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Company shall notify the Trustee in the manner prescribed herein of each such filing. The Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the reports so filed. Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with the provisions of TIA Section 314(a). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 6.2(b) shall be solely for the purposes of compliance with this Section 6.2(b) and with TIA
Section 314(a). The Trustee's receipt of such reports, information and documents shall not constitute notice to it of the consent thereof or of any matter determinable from the content thereof, including the Company's compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely upon Officer's Certificates.

         Section 6.3. Compliance Certificate.

         The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending January 31, 2004) an Officer's Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

         Section 6.4. Further Instruments and Acts.

         Upon request of the Trustee, or as otherwise necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 6.5. Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

         The Company shall maintain in the Borough of Manhattan, New York, New York, an office or agency of the Trustee, Registrar, Paying Agent, Conversion Agent and the Bid Solicitation Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of JPMorgan Chase Bank, 4 New York Plaza, Floor 15, New York, New York 10004 (Attention: Institutional Trust Services), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York, New York, for such purposes.

         Section 6.6. Delivery of Information Required Under Rule 144A.

         At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock issued upon conversion thereof, the Company shall promptly furnish or cause to be furnished the information required pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

         Section 6.7. Waiver of Stay, Extension or Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Purchase Price or Designated Event Purchase Price in respect of Securities, or any interest, Contingent Interest and Additional Amounts, if any, on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 6.8. Statement by Officers as to Default.

                  The Company shall deliver to the Trustee, promptly and in any event within five days after an officer or corporate controller of the Company knows or has reason to know of the occurrence of any Default or Event of Default, an Officer's Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

                                  ARTICLE VII

                              SUCCESSOR CORPORATION

                  Section 7.1. When Company May Merge or Transfer Assets.

                  The Company shall not consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any person, unless:

                  (a) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale, lease or other disposition all or substantially all of the properties and assets of the Company substantially as an entirety (1) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

                  (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this
         Article VII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries, which, if such assets were owned by the Company, together with the assets of all of the other Subsidiaries of the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company unless such transfer is to the Company or another Subsidiary.

                  The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a conveyance, transfer, sale, lease or other disposition and any obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 11.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

                  Section 8.1. Events of Default.

                  So long as any Securities are outstanding, each of the following shall be an "EVENT OF DEFAULT":

                  (a) the Company defaults in the payment of the principal amount of any Security when the same becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity or by declaration of acceleration;

                  (b) the Company defaults in the payment of any accrued and unpaid interest on any Security and Contingent Interest and Additional Amounts, if any, in each case, when due and payable, and such default shall continue for a period of 30 days;

                  (c) the Company fails to convert any portion of the principal amount of any Security following the exercise by the Holder of the right to convert such Security into Common Stock pursuant to and in accordance with Article XII unless the Company elects pursuant to
         Section 12.13, to deliver, in lieu of Common Stock, cash or a combination of cash and Common Stock, and fails to deliver such cash or such combination of cash and Common Stock;

                  (d) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Article III and;

                  (e) the Company defaults in its obligation to purchase any Security, or any portion thereof, upon the exercise by the Holder of such Holder's right to require the Company to purchase such Securities pursuant to and in accordance with Article IV or Article V;

                  (f) the Company defaults in its obligation to provide notice in the event of a Designated Event in accordance with Section 5.1(b);

                  (g) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (a), (b), (d) or (e)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

                  (h) there shall have occurred a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries whether such Indebtedness now exists, or is created after the date of this Indenture, which default (i) involves the failure to pay principal of or any premium or interest on such Indebtedness when such Indebtedness becomes due and payable at the stated maturity thereof, and such default shall continue after any applicable grace period or (ii) results in the acceleration of such Indebtedness unpaid prior to the stated maturity thereof (without such acceleration being rescinded or annulled) and, in the case of (i) or (ii), the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness so unpaid at its stated maturity or the stated maturity of which has been so accelerated, aggregates $10,000,000 or more;

                  (i) there shall be a failure by the Company or any of its Subsidiaries to pay final judgments not covered by insurance aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; and

                  (j) the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case or proceeding;

                           (ii) consents to the entry of any order for relief
                  against it in an involuntary case or proceeding or the commencement of any case against it;

                           (iii) consents to the appointment of a Custodian of
                  it or for any substantial part of its property;

                           (iv) makes a general assignment for the benefit of
                  its creditors;

                           (v) files a petition in bankruptcy or answer or
                  consent seeking reorganization or relief; or

                           (vi) consents to the filing of such petition or the
                  appointment of or taking possession by a Custodian; or

                  (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding, or adjudicates the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as whole, would constitute a Designated Subsidiary, insolvent or bankrupt;

                  (ii) appoints a Custodian of the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as whole, would constitute a Designated Subsidiary, or for any substantial part of its property; or

                  (iii) orders the winding up or liquidation of the Company or any Designated Subsidiary, or any group of two or more Subsidiaries that, taken as whole, would constitute a Designated Subsidiary, and the order of decree remains unstayed and in effect for 60 days.

                  Section 8.2. Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 8.1(j) or Section 8.1(k) with respect to the Company) occurs and is continuing (including an Event of Default specified in Section 8.1(j) or Section 8.1(k) with respect to one or more Designated Subsidiaries), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest, Contingent Interest and Additional Amounts, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately.

                  If an Event of Default specified in Section 8.1(j) or Section 8.1(k) occurs with respect to the Company and is continuing, the principal amount plus accrued and unpaid interest, Contingent Interest and Additional Amounts, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest, Contingent Interest and Additional Amounts, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 9.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  Section 8.3. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, Contingent Interest and Additional Amounts, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  Section 8.4. Waiver of Past Defaults.

                  Subject to Section 8.7 and Section 11.2, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except:

                  (a) an Event of Default described in Section 8.1(a), Section 8.1(b), Section 8.1(d) or Section 8.1(e);

                  (b) a Default which constitutes a failure to convert any Security in accordance with the terms of Article XII; or

                  (c) a Default in respect of any provision of this Indenture or the Securities, which, under Section 11.2, cannot be amended or modified without the consent of each Holder affected thereby.

         When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This
Section 8.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  Section 8.5. Control by Majority.

                  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is provided indemnity satisfactory to it. This Section 8.5 shall be in lieu of
Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  Section 8.6. Limitation on Suits.

                  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (b) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (e) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

                  Section 8.7. Rights of Holders to Receive Payment or to
Convert.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Purchase Price, Designated Event Purchase Price or interest, Contingent Interest and Additional Amounts, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and in this Indenture, and to convert such Securities in accordance with Article XII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

                  Section 8.8. Collection Suit by Trustee.

                  If an Event of Default described in Section 8.1(a), Section 8.1(b), Section 8.1(d) or Section 8.1(e) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.7.

                  Section 8.9. Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Purchase Price, Designated Event Purchase Price or interest, Contingent Interest and Additional Amounts, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Purchase Price, Designated Event Purchase Price, or interest,

         Contingent Interest and Additional Amounts, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

                  Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 8.10. Priorities.

                  If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 9.7;

                  SECOND: to Holders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Purchase Price, Designated Event Purchase Price or interest, Contingent Interest and Additional Amounts, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                  THIRD: the balance, if any, to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10. At least 10 calendar days prior to such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

                  Section 8.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This
Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                                   ARTICLE IX

                                     TRUSTEE

                  Section 9.1. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the Trustee need perform only those duties that
                  are specifically set forth in this Indenture and no others;
                  and

                           (ii) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 9.1(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

                           (i) this clause (c) does not limit the effect of
                  clause (b) of this Section 9.1;

                           (ii) the Trustee shall not be liable for any error of
                  judgment made in good faith unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA, respectively, and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 9.1.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                  Section 9.2. Rights of Trustee.

                  Subject to its duties and responsibilities under the TIA,

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

                  (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

                  (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have provided to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

                  (k) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  Section 9.3. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent, Bid Solicitation Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 9.10 and Section 9.11.

                  Section 9.4. Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                  Section 9.5. Notice of Defaults.

                  If a Default occurs and if it is known to the Responsible Officer of the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(a), Section 8.1(b), Section 8.1(d) or
Section 8.1(e), the Trustee may withhold the notice if and so long as the Responsible Officer in good faith determines that withholding the notice is in the interest of the Holders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  Section 9.6. Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

                  Section 9.7. Compensation and Indemnity.

                  The Company agrees to:

                  (a) pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own gross negligence or willful misconduct; and

                  (c) fully indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this
         Section 9.7.

                  With regard to its indemnification rights under Section 9.7(c) where the Company has assumed the defense in any action or proceeding, the Trustee shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Trustee may only employ separate counsel at the expense of the Company if in the judgment of the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

                  To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Redemption Price, Purchase Price, Designated Event Purchase Price or interest, Contingent Interest and Additional Amounts, if any, as the case may be, on particular Securities.

                  The Company's payment obligations pursuant to this Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 8.1(j) or Section 8.1(k), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

                  Section 9.8. Replacement of Trustee.

                  The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                  (a) the Trustee fails to comply with Section 9.10;

                  (b) the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, upon payment of all the retiring Trustee's fees and expenses then due and payable and subject to the lien provided for in
Section 9.7.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition at the expense of the Company any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Section 9.9. Successor Trustee by Merger.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  Section 9.10. Eligibility; Disqualification.

                  The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing contained herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

                  Section 9.11. Preferential Collection of Claims Against
Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE X

                             DISCHARGE OF INDENTURE

                  Section 10.1. Discharge of Liability on Securities.

                  When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable (whether at the Stated Maturity or upon acceleration, or on any Redemption Date, Purchase Date or Designated Event Purchase Date, or upon conversion) and the Company deposits with the Paying Agent or Conversion Agent cash or Applicable Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and Opinion of Counsel and at the cost and expense of the Company.

                  Section 10.2. Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such cash or securities for that period commencing after the return thereof.

                                   ARTICLE XI

                                   AMENDMENTS

                  Section 11.1. Without Consent of Holders.

                  The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder to:

                  (a) add to the covenants of the Company for the benefit of the Holders of Securities;

                  (b) surrender any right or power herein conferred upon the Company;

                  (c) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

                  (d) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to
         Article VII;

                  (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase);

                  (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (g) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Securities in any material respect;

                  (h) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Securities in any material respect; and

                  (i) to evidence the succession of another Person to the Company or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Securities, in each case in compliance with the provisions of this Indenture;

                  (j) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

                  (k) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Securities.

                  Section 11.2. With Consent of Holders.

                  Except as provided below in this Section 11.2, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent or affirmative vote of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

                  Without the written consent or the affirmative vote of each Holder of Securities affected thereby (in addition to the written consent or the affirmative vote of the holders of at least a majority of the principal amount of the Securities at the time outstanding), an amendment or waiver under this
Section 11.2 may not:

                  (a) change the maturity of the principal amount of, or the payment date of any installment of interest, Contingent Interest or Additional Amounts, if any, on, any Security;

                  (b) reduce the principal amount of, or interest, Contingent Interest or Additional Amounts, if any, on, or the Redemption Price, Purchase Price or Designated Event Purchase Price of, any Security;

                  (c) change the currency of payment of principal amount of, or interest, Contingent Interest or Additional Amounts, if any, on, or the Redemption Price, Purchase Price or Designated Event Purchase Price of, any Security from U.S. Dollars;

                  (d) impair or adversely affect the rate of accrual of interest, Contingent Interest or Additional Amounts, if any, on any Security, or the manner of calculation thereof;

                  (e) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Security;

                  (f) modify the obligation of the Company to maintain an agency in New York, New York pursuant to Section 6.5;

                  (g) impair or adversely affect the conversion rights of the Holder of the Securities as provided in Article XII;

                  (h) impair or adversely affect the purchase rights of the Holders of the Securities as provided in Article IV or Article V;

                  (i) modify the optional redemption provisions of Article III in a manner adverse to the Holders of the Securities;

                  (j) reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any such supplemental indenture;

                  (k) reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any waiver of any past Default provided for in this Indenture; or

                  (l) waive any matter set forth in Section 8.4(a), Section 8.4(b), or Section 8.4(c).

                  It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                  Nothing contained in this Section 11.2 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Holder to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII.

                  Section 11.3. Compliance with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

                  Section 11.4. Revocation and Effect of Consents, Waivers and Actions.

                  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

                  Section 11.5. Notation on or Exchange of Securities.

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                  Section 11.6. Trustee to Sign Supplemental Indentures.

                  The Trustee shall sign any supplemental indenture authorized pursuant to this Article XI if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  Section 11.7. Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                  ARTICLE XII

                                   CONVERSION

                  Section 12.1. Conversion Right.

                  (a) Subject to and upon compliance with the provisions of this
Article XII, a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Security into Common Stock:

                  (i) during any Conversion Period, and only during such Conversion Period commencing after the date hereof, if, on each of at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the first Trading Day of the Conversion Period, the Closing Sale Price of the Common Stock exceeds 120% of the Conversion Price in effect on such 30th Trading Day;

                  (ii) if such Security has been called for redemption pursuant to Article III; or

                  (iii) as provided in clause (b) of this Section 12.1.

                  The Conversion Agent shall, on behalf of the Company, determine on the first Trading Day of any Conversion Period whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Securities shall be so convertible, the Conversion Agent shall promptly deliver to the Company and the Trustee written notice thereof. Whenever the Securities shall become convertible pursuant to this Section 12.1, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 14.2, and the Company shall also publicly announce such information and publish it on the Company's Website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Securities called for redemption may be converted at any time on and after the date that the Company gives notice to the Holders of such right until 5:00 p.m., New York city time, on the second Business Day preceding the corresponding Redemption Date.

                  With respect to any conversion of a Security during a Registration Default Period following satisfaction of any of the conditions to conversion described in clauses (i) through (iii) above (and during the prescribed time periods in respect thereof), a Holder shall be entitled to, subject to Section 12.13, 103% of the number of shares of Common Stock that the Holder would have otherwise been entitled to upon conversion.

         (b) (i) In the event that:

                  (A) the Company distributes to all holders of its Common Stock rights or warrants entitling them (for a period expiring within 60 days of the Record Date for such distribution) to subscribe for or purchase Common Stock at a price per share of Common Stock less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution;

                  (B) the Company distributes to all holders of its Common Stock cash or other assets, debt securities or rights or warrants to purchase its securities, including the declaration of any cash dividends, payable quarterly or otherwise, where the Fair Market Value (as determined by the Board of Directors) of such distribution per share of Common Stock exceeds 5% of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration of such distribution; or

                  (C) a Designated Event occurs,

then, in each case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be, in the case of (A) or (B), not less than 20 days prior to the Ex-Dividend Time for such distribution, or, in the case of (C), within 20 days after the occurrence of the Designated Event, until 5:00 p.m., New York city time, on the earlier of the Business Day immediately preceding the Ex-Dividend Time and the date the Company announces that such distribution shall not take place in the case of (A) or (B), or within 35 Business Days of the Company's delivery of the notice of the Designated Event in the case of (C); provided, however, that in the case of (A) or (B), a Holder of Securities may not surrender Securities for conversion if the Holder shall otherwise participate in such distribution without conversion.

              (ii) In addition, in the event that the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 12.4, then the Securities may be surrendered for conversion at any time from and after the date which is 15 calendar days prior to the date announced by the Company as the anticipated effective time of such transaction until and including 15 calendar days after the actual date of such transaction.

                  Section 12.2. Conversion Procedures; Conversion Rate; Fractional Shares.

                  (a) Subject to Section 12.13, each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock (calculated to the nearest 1/10,000th of a share).

                  On the first date the Securities become convertible under the circumstances described in Section 12.1, the Company shall make an election (the "PRINCIPAL CONVERSION SETTLEMENT ELECTION") and notify the Holders in writing whether a Holder who surrenders a Security (each, a "SURRENDERED SECURITY") will be entitled to receive, in respect of the Principal

Amount at Issuance of such Security upon surrender thereof, 100% Common Stock, 100% cash or a combination of cash and Common Stock. If the Company elects to settle the Conversion Obligation relating to the Principal Amount at Issuance of such Security in a combination of cash and Common Stock, the Company shall specify the percentage of the Principal Amount at Issuance to be satisfied in cash. This notification, once provided to a Holder on the date the Securities first become convertible, is irrevocable and legally binding with regard to any conversion of the Securities under the circumstances described in Section 12.1.

                  The Conversion Agent shall notify the Company when it receives a Conversion Notice. Settlement of the conversion obligation relating to the Principal Amount of any Surrendered Securities shall be in accordance with the allocation set forth in the Principal Conversion Settlement Election. The Company shall determine the Excess Amount, and shall set forth the method for settling the Conversion Obligation in respect of the Excess Amount in accordance with the procedure set forth in Section 12.13. If the Company elects to settle in Common Stock only, a certificate for the number of full shares of Common Stock into which the Securities are converted (and cash in lieu of fractional shares) shall be delivered to such Holder, assuming all of the other requirements have been satisfied by such Holder, as soon as practicable after the Company issues its notification of its chosen method of settlement, in accordance with Section 12.13. If the Company elects to settle in cash or a combination of cash and Common Stock, the cash and, if applicable, a certificate for the number of full shares of Common Stock into which the Securities are converted (and cash in lieu of fractional shares) shall be delivered to such Holder, assuming all of the other requirements have been satisfied by such Holder, in accordance with Section 12.13. Notwithstanding the foregoing, the Company shall not be required to deliver certificates for Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

                  No cash payment of accrued and unpaid interest, Contingent Interest or Additional Amounts shall be paid by the Company on a converted Security, except as described in Section 12.9. Accrued and unpaid interest, Contingent Interest and Additional Amounts, if any, shall be deemed to be paid in full with the shares of Common Stock issued or cash paid upon conversion, rather than deemed cancelled, extinguished or forfeited.

                  If the Common Stock, cash or combination of Common Stock and cash received upon conversion of a Security pursuant to this Article XII does not include cash sufficient to comply with the United States federal withholding tax obligations imposed by the Code with respect to accrued and unpaid interest on the Securities payable to the beneficial owner of such Security, the Company may, to the extent required by applicable law, recoup or set-off such liability against either the Common Stock to be issued upon conversion to such beneficial owner or any actual cash dividends or distributions subsequently made with respect to such Common Stock to such beneficial owner.

                  In the event of a Designated Event, if a Holder has submitted any or all of its Securities for repurchase, a Holder's conversion rights on the Securities so subject to repurchase shall expire at 5:00 p.m., New York city time, on the Business Day immediately preceding the Designated Event Purchase Date. Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Designated Event Purchase Notice exercising such Holder's right to require the Company to repurchase such Security may be converted only if such Designated Event Purchase Notice is withdrawn in accordance with Section 4.2(b) prior to 5:00 p.m., New York city time, on the Business Day immediately preceding the Designated Event Purchase Date.

                  (b) Before any Holder shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Security (the "CONVERSION NOTICE") that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted (in whole or in part so long as the principal amount to be converted is in multiples of $1,000 principal amount) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

                  Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest, Contingent Interest or Additional Interest, if any, on the Securities, as provided in Section 12.9 and all taxes or duties, if any, as provided in Section 12.8.

                  If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

                  If shares of Common Stock to be issued upon conversion of a Restricted Security are to be issued in the name of a Person other than the Holder of such Restricted Security, such Holder shall deliver to the Conversion Agent a certification in substantially the form set forth in a Transfer Certificate dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. The Company shall not be required to issue Common Stock upon conversion of any such Restricted Security to a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification, and the Registrar shall not be required to register Common Stock upon conversion of any such Restricted Security in the name of a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification.

                  (c) A Security shall be deemed to have been converted immediately prior to 5:00 p.m., New York city time, on the date on which all of the conversion requirements set forth in Section 12.2(b) have been satisfied, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of 5:00 p.m., New York city time, on such date.

                  (d) In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 12.8), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

                  Section 12.3. Adjustment of Conversion Rate.

                  The Conversion Rate shall be adjusted from time to time as follows:

                  (a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in Common Stock to all or substantially all holders of its outstanding Common Stock, then the Conversion Rate in effect immediately prior to the close of business on the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have received had such Security been converted immediately prior to the happening of such event as well as such additional shares it would have received as a result of such event. Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 12.3(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect immediately prior to the close of business on the day upon which such subdivision or combination becomes effective shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have received had such Security been converted immediately prior to the happening of such event as well as such additional shares as it would have received as a result of such event.

                  Such adjustment shall become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue rights or warrants for a period expiring within 60 days (other than any rights or warrants referred to in Section 12.3(d)) to all or substantially all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share of Common Stock (or having a conversion, exchange or exercise price per share of Common Stock) less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement of such issuance (treating the conversion, exchange or exercise price per share of Common Stock of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares of Common Stock (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of shares of Common Stock (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible, exchangeable or exercisable securities so offered) would purchase at such Closing Sale Price of the Common Stock.

         Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such determination. To the extent that shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

         (d) (A) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the shares of Common Stock are not changed or exchanged), shares of its capital stock, evidences of its Indebtedness or other assets, including securities, but excluding (i) dividends or distributions of Common Stock referred to in Section 12.3(a), (ii) any rights or warrants referred to in Section 12.3(c), (iii) dividends and distributions paid exclusively in cash referred to in Section 12.3(e) and (iv) dividends and distributions of stock, securities or other property or assets

(including cash) in connection with the reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.4 applies (such capital stock, evidence of its indebtedness, other assets or securities being distributed hereinafter in this Section 12.3(d) called the "DISTRIBUTED ASSETS"), then, in each such case, subject to paragraphs
(D) and (E) of this Section 12.3(d), the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                  (i) the numerator of which shall be the Current Market Price; and

                  (ii) the denominator of which shall be such Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date) on such date.

         Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                  (B) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "REFERENCE Period") used in computing the Current Market Price pursuant to Section 12.3(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

                  (C) In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "SPIN-OFF"), the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.

                  (D) Rights or warrants distributed by the Company to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Equity Interest (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"), (x) are deemed to be transferred with such Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of Common Stock shall be deemed not to have been distributed for purposes of this Section 12.3(d) (and no adjustment to the Conversion Rate under this Section 12.3(d) shall be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 12.3(d):

                  (i) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or Purchase Price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase; and

                  (ii) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

                      (E) For purposes of this Section 12.3(d) and Section 12.3(a), Section 12.3(b) and Section 12.3(c), any dividend or distribution to which this Section 12.3(d) is applicable that also includes (x) Common Stock, (y) a subdivision or combination of Common Stock to which Section 12.3(b) applies or (z) rights or warrants to subscribe for or purchase Common Stock to which Section 12.3(c) applies (or any combination thereof), shall be deemed instead to be:

                  (i) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such Common Stock, such subdivision or combination or such rights or warrants to which Section 12.3(a), Section 12.3(b) and
         Section 12.3(c) apply, respectively (and any Conversion Rate adjustment required by this Section 12.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

                  (ii) a dividend or distribution of such Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Rate adjustment required by Section 12.3(a), Section 12.3(b) and Section 12.3(c) with respect to such dividend or distribution shall then be made), except:

                      (A) the Record Date of such dividend or distribution shall be substituted as (i) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 12.3(a), (ii) "the day upon which such subdivision or combination becomes effective" within the meaning of
         Section 12.3(b), and (iii) as "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 12.3(c); and

                      (B) any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

         (e) In case the Company shall, at any time or from time to time on or prior to October 15, 2008, while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its outstanding shares of Common Stock, cash (including any quarterly cash dividends, but excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.4 applies or as part of a distribution referred to in Section 12.3(d)), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business of such Record Date by a fraction:

                  (A) the numerator of which shall be equal to the Current Market Price on such date; and

                  (B) the denominator of which shall be equal to the Current Market Price on the Record Date, less an amount equal to the quotient of (x) the aggregate amount of such cash distribution and (y) the number of shares of Common Stock outstanding on the Record Date.

Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared.

         (f) In case a tender offer or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire, then and in each such case, immediately prior to the opening of business on the day after the date of the last time (the "EXPIRATION TIME") tenders or exchanges could have been made pursuant to such tender offer or exchange offer, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

                  (A) the numerator of which shall be the sum of (x) the product of (i) the number of shares of Common Stock outstanding (excluding any tendered or exchanged shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, and
         (y) the Fair Market Value of the aggregate consideration payable to stockholders based on acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered and not withdrawn as of the Expiration Time; and

                  (B) the denominator shall be the product of the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

         Such adjustment (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such (or such portion of the) tender offer or exchange offer had not been made. If the application of this Section 12.3(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 12.3(f).

         Pursuant to rights issued under any of the Company's rights plans, if Holders of the Securities exercising the right of conversion attaching after the date the rights separate from the underlying Common Stock are not entitled to receive the rights that would otherwise be attributable to the Common Stock received upon conversion, the Conversion Rate shall be adjusted as though the rights were being distributed to holders of Common Stock on the date of such separation. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Rate on an equitable basis.

         (g) In case the Company shall, at any time or from time to time after October 15, 2008 while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its outstanding shares of Common Stock, cash (including any quarterly cash dividends, but excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.4 applies or as part of a distribution referred to in Section 12.3(d)), to the extent that the aggregate amount of cash distributions per share of Common Stock in any twelve month period exceeds the greater of (x) the annualized amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this Section 12.3(g) (as adjusted to reflect subdivisions, or combinations of the Common Stock), and (y) 5% of the average of the Closing Sale Price during the ten Trading Days immediately prior to the date of declaration of such dividend, then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business of such Record Date by a fraction:

                  (A) the numerator of which shall be equal to the Current Market Price on such date; and

                  (B) the denominator of which shall be equal to the Current Market Price on the Record Date, less an amount equal to the quotient of (x) the aggregate amount of such cash distribution and (y) the number of shares of Common Stock outstanding on the Record Date;

provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security on the Record Date. Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared. If any adjustment is required to be made as set forth in this Section 12.3(g) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 12.3(g) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

         (h) For purposes of this Article XII, the following terms shall have the meanings indicated:

         "CURRENT MARKET PRICE" on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

                  (i) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), Section 12.3(b), Section 12.3(c), Section 12.3(d), Section 12.3(e), Section 12.3(f), or Section 12.3(g) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

                  (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), Section 12.3(b),
         Section 12.3(c), Section 12.3(d), Section 12.3(e), Section 12.3(f), or
         Section 12.3(g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

                  (iii) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of
         Section 12.3(d), Section 12.3(e), Section 12.3(f), or Section 12.3(g)) of the evidences of Indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 12.3(f), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), Section 12.3(b),
Section 12.3(c), Section 12.3(d), Section 12.3(e), Section 12.3(f) or Section 12.3(g)) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                  (i) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;

                  (ii) with respect to any subdivision or combination of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

                  (iii) with respect to any tender offer or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 12.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

         "FAIR MARKET VALUE" means the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined by the Board of Directors, whose determination shall be conclusive).

         "RECORD DATE" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         (i) The Company shall be entitled to make such additional adjustments in the Conversion Rate, in addition to those required by Section 12.3(a),
Section 12.3(b), Section 12.3(c), Section 12.3(d), Section 12.3(e), Section 12.3(f), or Section 12.3(g) as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

         (j) To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time if such period is at least 20 days, the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the best interest of the Company. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it shall be in effect.

         (k) In any case in which this Section 12.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the notice referred to in Section 12.5) issuing to the Holder of any Securities converted after such Record Date the Common Stock issuable upon such conversion over and above the Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Common Stock upon the occurrence of the event requiring such adjustment.

         (l) All calculations under this Section 12.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 12.3, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in the Conversion Rate as last adjusted.

Any adjustments under this Section 12.3 shall be made successively whenever an event requiring such an adjustment occurs.

                  (m) In the event that at any time, as a result of an adjustment made pursuant to this Section 12.3, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than Common Stock into which the Securities originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 12.3, and the provision of Section 12.1, Section
12.2 and Section 12.4 through Section 12.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

                  (n) No adjustment shall be made pursuant to this Section 12.3 if (i) the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) any dividend, distribution or issuance that would otherwise give rise to an adjustment pursuant to this
Section 12.3 is made or paid to the Holders of the Securities.

                  Section 12.4. Consolidation or Merger of the Company.

                  If any of the following events occurs, namely:

                  (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                  (b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

                  (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 12.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section 12.4 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

                  If this Section 12.4 applies to any event or occurrence,
Section 12.3 shall not apply.

                  Section 12.5. Notice of Adjustment.

                  Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

                  (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

                  (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 13.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  Section 12.6. Notice in Certain Events.

                  In case of:

                  (a) a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

                  (b) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (c) any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 13.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

                  (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to this Article XII, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined; or

                  (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this
         Article XII is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

                  Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in Section 12.6(a),
Section 12.6(b) or Section 12.6(c).

                  Section 12.7. Company To Reserve Stock: Registration; Listing.

                  (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of Common Stock, all such Securities would be held by a single Holder). The Company covenants that all Common Stock which may be issued upon conversion of Securities shall upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in
Section 12.8, taxes with respect to the issue thereof.

         (b) If any Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company shall use its reasonable best efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be quoted on the New York Stock Exchange, the Company shall use its reasonable best efforts, if permitted by the rules of the New York Stock Exchange, to keep so quoted all Common Stock issuable upon conversion of the Securities, and the Company shall use its reasonable best efforts to list or obtain approval for the quotation of the Common Stock to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange or quotation system upon which the outstanding Common Stock is listed or quoted at the time of such delivery.

         Section 12.8. Taxes on Conversion.

         The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

         Section 12.9. Conversion After Regular Record Date.

         Except as provided in the succeeding paragraph, the Holder of such Securities shall not be entitled to receive any accrued and unpaid interest, Contingent Interest or Additional Amounts, if any.

         If any Securities are surrendered for conversion subsequent to the close of business on any Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date, the Holder of such Securities at the close of business on such Regular Record Date shall receive the interest, Contingent Interest and Additional Amounts, if any, payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date within such period) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest, Contingent Interest and Additional Amounts, if any, payable on such interest payment date on the Securities being surrendered for conversion.

         Except as provided in Section 12.2(a) and this Section 12.9, no payment or adjustment shall be made in respect of dividends or distributions on the Common Stock issued upon conversion or accrued and unpaid interest, Contingent Interest or Additional Amounts, if any, on a converted Security.

         Section 12.10. Company Determination Final.

         Any determination that the Company or the Board of Directors must make pursuant to this Article XII shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

         Section 12.11. Responsibility of Trustee for Conversion Provisions.

         The Trustee has no duty to determine when an adjustment under this
Article XII should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article XII. Each Conversion Agent other than the Company shall have the same protection under this Section 12.11 as the Trustee.

         The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent, other than the Company, acting hereunder.

         Section 12.12. Unconditional Right of Holders to Convert.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article XII and to bring an action against the Company for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

         Section 12.13. Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof.

         (a) If the Company receives any Holder's Conversion Notice on or prior to the day that is 31 Trading Days prior to the Stated Maturity (the "FINAL NOTICE DATE"), then (i) as to the Principal Amount at Issuance of the Security, the method for settlement shall be in accordance with the Principal Conversion Settlement Election and (ii) as to the Excess Amount, the Company shall notify the Holder through the Trustee, at any time on or before the date that is three Trading Days following receipt of the Conversion Notice required pursuant to
Section 12.2 (such period, the "SETTLEMENT NOTICE PERIOD") of the method the Company elects to settle its obligation upon conversion of the Excess Amount (the "EXCESS AMOUNT CONVERSION OBLIGATION", which together with the obligation upon conversion in respect of principal, constitutes the "CONVERSION OBLIGATION"). Specifically, the Company shall notify the Holders through the Trustee whether a Holder submitting a Conversion Notice is entitled to receive, in respect of the Excess Amount Conversion Obligation, 100% cash, 100% Common Stock, or a

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

combination of cash and Common Stock. If the Company elects to settle the Excess Amount Conversion Obligation in a combination of cash and Common Stock, the Company will specify the percentage of each obligation to be settled in cash. The Company shall treat all Holders converting on the same Trading Day in the same manner and the Company shall not have any obligation to settle Excess Amount Conversion Obligations arising on different Trading Days in the same manner.

                  Settlement of the Company's entire Conversion Obligation in Common Stock only shall occur in accordance with Section 12.2(a). Settlement in cash or in a combination of cash and Common Stock shall, subject to Section 12.13(c), occur on the third Trading Day following the final Trading Day of the 20 Trading Day period beginning on the final Trading Day of the Settlement Notice Period (the "CASH SETTLEMENT AVERAGING PERIOD").

                  Settlement amounts shall be computed as follows:

                  (i) if the Company elects to satisfy its entire Conversion Obligation, including Principal Amount at Issuance and Excess Amount, in shares of Common Stock (other than with respect to fractional shares), the Company shall deliver to a Holder a number of shares of Common Stock for each $1,000 original Principal Amount at Issuance of a Security equal to the applicable Conversion Rate;

                  (ii) if the Company elects to satisfy its entire Conversion Obligation in cash, including Principal Amounts at Issuance and Excess Amount, the Company shall deliver to a Holder, for each $1,000 original Principal Amount at Issuance of Securities, cash in an amount equal to the product of (i)) the applicable Conversion Rate multiplied by (ii) the average Closing Sale Price of its Common Stock during the Cash Settlement Averaging Period;

                  (iii) if the Company elects to satisfy its Conversion Obligation, including Principal Amount at Issuance and Excess Amount, in a combination of cash and Common Stock, the Company shall deliver to a Holder, for each $1,000 original Principal Amount at Issuance of Securities;

                           (1) a cash amount (the "CASH AMOUNT") (excluding any
                  cash in lieu of fraction shares) equal to the sum of:

                                (A) the product of (x) $1,000 multiplied by (y)
                  the percentage of such Principal Amount at Issuance of a Security to be satisfied in cash; plus

                                (B) if greater than zero, the product of (x) the
                  amount of cash that would be paid pursuant to clause (ii) immediately above minus the aggregate Principal Amount at Issuance of the Securities surrendered for conversion, multiplied by (y) the percentage of the Excess Amount to be satisfied in cash;

                                       and

                           (2) a number of shares of Common Stock equal to the
                  difference between:

                                (A) the number of shares of Common Stock that
                  would be issued pursuant to clause (i) immediately above, minus

                                (B) the number of shares equal to the quotient
                  of (x) the Cash Amount divided by (y) the average Closing Sale Price of our common stock during the Cash Settlement Averaging Period.

Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Designated Event Purchase Notice exercising such Holder's right to require the Company to repurchase such Security may be converted as described in this Section 12.13(a) only if such notice of exercise is withdrawn in accordance with Section 4.2(b) prior to 5:00 p.m., New York city time, on the Business Day immediately preceding the Designated Event Purchase Date.

                  (b) The Company shall settle all of its Conversion Obligations arising after the Final Notice Date in the same manner. Settlement of the Conversion Obligation relating to the principal amount of the Securities shall be according to the Principal Conversion Settlement Election. On or prior to the Final Notice Date, the Company shall notify the Holders through the Trustee of the method it chooses to settle any Excess Amount Conversion Obligations arising after the Final Notice Date.

                  Settlement of Conversion Obligations arising after the Final Notice Date in Common Stock shall occur in accordance with Section 12.2(a). Subject to Section 12.13(c), settlement of Conversion Obligations arising after the Final Notice Date in cash or in a combination of cash and Common Stock shall occur on the third Trading Day following the final Trading Day of the Cash Settlement Averaging Period described in the following sentence. The settlement amount of Common Stock, cash or combination of cash and Common Stock in satisfaction of Conversion Obligations arising after the Final Notice Date shall be computed in the same manner as set forth in Section 12.13(a), except that the Cash Settlement Averaging Period shall be the 20 Trading Day period beginning on the date that is the 23rd Trading Day prior to the Stated Maturity.

                  (c) If any Trading Day during a Cash Settlement Averaging Period is not an undisrupted Trading Day, then determination of the price for that day shall be delayed until the next undisrupted Trading Day on which a pricing is not otherwise observed and such day shall not count as one of the 20 Trading Days that constitute the Cash Settlement Averaging Period. If this results in a price being observed later than the eighth Trading Day after the last of the original 20 Trading Days in the Cash Settlement Averaging Period, then the Company shall determine all prices for all delayed and undetermined prices on that eighth Trading Day based on its good faith estimate of the value of the Common Stock on that date. In the event that any Trading Day during the Cash Settlement Averaging Period beginning on the date that is the 23rd Trading Day prior to the Stated Maturity is not an undisrupted Trading Day, settlement shall occur after the Stated Maturity.


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

                                  ARTICLE XIII

                               CONTINGENT INTEREST

         Section 13.1. Contingent Interest.

         The Company shall make Contingent Interest payments to the Holders of Securities, as set forth in Section 13.2 below, during any six month period from October 15 to April 14 and from April 15 to October 14, beginning with the six-month period commencing on October 15, 2008 (each a "CONTINGENT INTEREST PERIOD") if the Trading Price of the Securities for each day of the applicable Five-Trading-Day Measurement Period to, but excluding, the day immediately preceding the first day of the relevant Contingent Interest Period equals 120% or more of the Principal Amount at Issuance of such Security. During any Contingent Interest Period when Contingent Interest is payable pursuant to this
Section 13.1, each Contingent Interest payment due and payable on each $1,000 Principal Amount at Issuance shall equal .25% per annum of the average Trading Price for the five Trading Days in the relevant Five-Trading-Day Measurement Period.

         Section 13.2. Payment of Contingent Interest; Contingent Interest Rights Preserved.

         (a) The Issuer shall pay Contingent Interest owed pursuant to Section
13.1 for any Interest Period on the Interest Payment Date immediately succeeding the applicable Interest Period to Holders of Securities as of the Regular Record Date relating to such Interest Payment Date.

         (b) Upon determination that Holders of Securities shall be entitled to receive Contingent Interest during a Contingent Interest Period, prior to the start of such Contingent Interest Period, the Company shall issue a press release, publish such information on its website (or through such other public medium as the Company uses at that time), and notify the Trustee as soon as practicable.

                                  ARTICLE XIV

                                  MISCELLANEOUS

         Section 14.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA Section 318(c), such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

         Section 14.2. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person (including by commercial courier services) or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

           if to the Company:

           THE MEN'S WEARHOUSE, INC.
           5803 Glenmont
           Houston, Texas 77081
           Attention:  Claudia A. Pruitt
           Facsimile No.: (713) 592-7075

           if to the Trustee:
           JPMORGAN CHASE BANK
           600 Travis, Suite 1150
           Houston, Texas  77002
           Attention:  Institutional Trust Services
           Facsimile No.:  (713) 577-5200

                  The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-registrar.

                  Section 14.3. Communication by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent, the Bid Solicitation Agent and anyone else shall have the protection of TIA Section 312(c).

                  Section 14.4. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture (except in connection with the original issuance of Securities), the Company shall furnish to the Trustee:

                  (a) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Section 14.5. Statements Required in Certificate or Opinion.

                  Each Officer's Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (a) a statement that each person making such Officer's Certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer's Certificate or on certificates of public officials.

                  Section 14.6. Separability Clause.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 14.7. Rules by Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent, Registrar.

                  The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent, the Paying Agent and the Bid Solicitation Agent may make reasonable rules for their functions.

                  Section 14.8. Legal Holidays.

                  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

                  Section 14.9. Governing Law; Submission to Jurisdiction; Service of Process.

                  This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York over any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities. The Company waives any objection that it may have to the venue of any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, was brought in an inconvenient court and agrees not to plead or claim the same.

                  The Company agrees that service of all writs, process and summonses in any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated thereby or the Securities against the Company in any court of the State of New York or any United States Federal court, in each case, sitting in the Borough of Manhattan, New York, New York, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable until the irrevocable appointment by the Company of a successor in New York, New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the agent for service of process for the Company, the Company shall appoint without delay, another such agent and provide prompt written notice to the Trustee of such appointment.

                  Section 14.10. No Recourse Against Others.

                  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

                  Section 14.11. Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  Section 14.12. Multiple Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                                   ARTICLE XV

                                  TAX TREATMENT

                  Section 15.1. Tax Treatment. The Company agrees, and by acceptance of beneficial ownership interest in the Securities each beneficial holder of the Securities will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "CONTINGENT PAYMENT REGULATIONS") and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion or repurchase of the Securities as a contingent payment and (2) in the absence of an administrative determination or judicial ruling to the contrary, to be bound by the Company's application of the Contingent Payment Regulations to the Securities, including the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities. A Holder of Securities may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for such Securities by submitting a written request for such information to the Company at the following address: The Men's Wearhouse, Inc., 5803 Glenmont, Houston, Texas 77081, Attention: Claudia A. Pruitt.





                                     * * * *

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.


                                     THE MEN'S WEARHOUSE, INC.


                                     By:  /s/ NEILL P. DAVIS
                                          ------------------------------------
                                     Name: Neill P. Davis
                                     Title:  Executive Vice President and
                                             Chief Financial Officer


                           SIGNATURE PAGE TO INDENTURE

                                        JPMORGAN CHASE BANK
                                        As Trustee


                                        By:  /s/ FRANK W. MCCREARY
                                             ---------------------------------
                                        Name:  Frank W. McCreary
                                        Title: Trust Officer


                           SIGNATURE PAGE TO INDENTURE

                                    EXHIBIT A



                           [FORM OF FACE OF SECURITY]

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

         [THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OF 1933 (AN "INSTITUTIONAL ACCREDITED INVESTOR");

                  (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY


----------

(1)      This legend should be included only if the Security is a Global
         Security.

           EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN, AND IN COMPLIANCE WITH, RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 (IF AVAILABLE) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, AS TRANSFER AGENT (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS AND OPINION OF COUNSEL REQUIRED BY THE COMPANY OR THE TRANSFER AGENT OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND



                     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(E) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.](2)

                  [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

                  [THE COMPANY AGREES, AND BY ACCEPTANCE OF BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH BENEFICIAL HOLDER OF SUCH SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS") AND, FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OR REPURCHASE OF SUCH SECURITIES AS A CONTINGENT PAYMENT AND (2) IN THE ABSENCE OF AN ADMINISTRATIVE DETERMINATION OR JUDICIAL RULING TO THE CONTRARY, TO BE BOUND BY THE COMPANY'S APPLICATION OF THE CONTINGENT PAYMENT REGULATIONS TO THE SECURITIES, INCLUDING THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE SECURITIES. A HOLDER OF SECURITIES MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE


----------

(2) This legend should be included only if the Security is a Transfer Restricted Security.

DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR SUCH SECURITIES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: THE MEN'S WEARHOUSE, INC. 5803 GLENMONT, HOUSTON, TEXAS 77081, ATTENTION: CLAUDIA A. PRUITT.](3)

----------

(3) This legend should be included on the Global Security, the Transfer Restricted Security and the Certificated Security.

                            THE MEN'S WEARHOUSE, INC.

                    3.125% CONVERTIBLE SENIOR NOTES DUE 2023


No. ___                                                      CUSIP: 587 118 AB6

THE MEN'S WEARHOUSE, INC., a Texas corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof) promises to pay to _____________________, or registered assigns, the principal amount of _______________ Dollars ($_________) [, or such greater or lesser amount as is indicated in the records of the Trustee and the Depositary,](4) on October 15, 2023, and to pay interest thereon from October 21, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on October 15 and April 15 in each year (each, an "INTEREST PAYMENT DATE"), commencing on April 15, 2004, at the rate of 3.125% per annum, until the principal hereof is paid or made available for payment at October 15, 2023 or upon acceleration, or until such date on which the Securities are converted, redeemed or purchased as provided herein, and at the rate of 3.125% per annum on any overdue principal and on any overdue installment of interest, Contingent Interest and Additional Amounts, if any. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the October 1 or April 1 (whether or not a Business
Day), as the case may be, next preceding the corresponding Interest Payment Date (a "REGULAR RECORD DATE"). Any such interest, Contingent Interest and Additional Amounts, if any, not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid
(a) to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a "SPECIAL RECORD DATE"), notice whereof shall be given to Holders not less than 10 calendar days prior to such Special Record Date, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         From and after the Contingent Interest Period commencing October 15, 2008, the Issuer will pay Contingent Interest on this Security under the circumstances and in the amounts described in Article XIII of the Indenture. Such Contingent Interest, if any, shall be payable semi-annually in arrears on each Interest Payment Date to the Holder of this Security as of the close of business on the Regular Record Date relating to such Interest Payment Date.

         Contingent Interest, if any, shall accrue from October 15 to April 14 and from April 15 to October 14, as applicable, and shall be payable on the next succeeding Interest Payment Date. Contingent Interest shall be paid to the Person in whose name a Security is registered on the next preceding Regular Record Date on which Contingent Interest is payable.

----------

(4)      This phrase should be included only if the Security is a Global
         Security.

         The amount of Contingent Interest payable per Security in respect of any six-month period shall equal .25% per annum of the average Security Price for the Five-Trading-Day Measurement Period.

         Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

                     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                       THE MEN'S WEARHOUSE, INC.

                                             By:
                                                -----------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                    -------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities referred to in the within-mentioned Indenture.


Dated:                                  JPMORGAN CHASE BANK,
                                        as Trustee


                                        By:

                                        ---------------------------------------
                                        Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

                    3.125% Convertible Senior Notes due 2023

         This Security is one of a duly authorized issue of 3.125% Convertible Senior Notes due 2023 (the "Securities") of THE MEN'S WEARHOUSE, INC., a Texas corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of October 21, 2003 (the "Indenture"), between the Company and JPMORGAN CHASE BANK, as Trustee (the "Trustee"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

         If this Security is redeemed pursuant to Section 5 or Section 6 of this Security or the Holder elects to require the Company to purchase this Security pursuant to Section 6 or Section 7 of this Security, on a date that is after the Regular Record Date and on or before the corresponding Interest Payment Date, interest, Contingent Interest and Additional Amounts, if any, accrued and unpaid hereon to, but excluding, the applicable Redemption Date or Designated Event Purchase Date shall be paid to the same Holder to whom the Company pays the principal of this Security.

         Interest, Contingent Interest and Additional Amounts, if any, on Securities converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date shall be paid to the Holder of the Securities on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest, Contingent Interest and Additional Amounts, if any, which has accrued and shall be paid on such Interest Payment Date. No such payment need be made with respect to Securities which shall be converted after a Regular Record Date and prior to the corresponding Interest Payment Date after being called for redemption.

         Any reference herein to interest accrued or payable as of any date shall include any Contingent Interest and Additional Amounts accrued or payable on such date as provided in the Registration Rights Agreement.

2. Method of Payment.

         Payment of the principal of and interest, Contingent Interest and Additional Amounts, if any, on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or in

Applicable Stock, as the case may be. The Holder must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest, Contingent Interest and Additional Amounts, if any, on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register and payment of interest, Contingent Interest and Additional Amounts, if any, on Certificated Securities in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds at the written election of such Holder. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3. Paying Agent, Registrar, Conversion Agent, Bid Solicitation Agent.

         Initially, JPMorgan Chase Bank shall act as Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent without notice, other than notice to the Trustee; provided that the Company shall maintain at least one Paying Agent in Borough of Manhattan, New York, New York, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or Conversion Agent. The Company or any of its Subsidiaries or any of their Affiliates may not act as Bid Solicitation Agent.

4. Indenture.

         The Securities are general unsecured obligations of the Company limited to up to $130,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Provisional Redemption by the Company.

         The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time, or from time to time, on or after October 20, 2006 but prior to October 20, 2008, upon not less than 20 nor more than 60 days' notice by mail for a redemption price equal to the principal amount of those Securities plus accrued and unpaid interest, Contingent Interest and Additional Amounts, if any, on those Securities, to, but excluding, the Redemption Date, if but only if, for each of at least 20 Trading Days within any period of 30 consecutive Trading Days, the Closing Sale Price of our common stock exceeds 140% of the Conversion Price in effect on the 30th Trading Day of such period.

         Notice of redemption pursuant to this Section of this Security shall be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If cash sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York city time, on the Redemption Date, then, on such Redemption Date interest, Contingent Interest and Additional Amounts, if any ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of

Principal Amount at Issuance may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Issuance.

6. Redemption of the Notes by the Company.

         The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on, or after October 20, 2008 upon not less than 20 days', nor more than 60 days', notice by mail for a redemption price equal to the principal amount of those Securities plus accrued and unpaid interest, Contingent Interest and Additional Amounts, if any, on those Securities, to, but excluding, the Redemption Date.

         Notice of redemption pursuant to this Section of this Security shall be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If cash sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York city time, on the Redemption Date, then, on such Redemption Date interest, Contingent Interest and Additional Amounts, if any ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

7. Purchase by the Company at the Option of the Holder or Upon a Designated
Event.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on October 15, 2008, October 15, 2013 and October 15, 2018 in integral multiples of $1,000 at the Purchase Price in cash. To exercise such right, a Holder shall deliver to the Paying Agent a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder upon a Designated Event in integral multiples of $1,000 at the Designated Event Purchase Price in cash. To exercise such right, a Holder shall deliver to the Paying Agent a Designated Event Purchase Notice containing the information set forth in the Indenture at any time on or before the 30th Business Day after the date of the Company's notice of the Designated Event (subject to extension to comply with applicable law), and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

         Holders have the right to withdraw any Purchase Notice or Designated Event Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Purchase Price or Designated Event Purchase Price, as the case may be, of all Securities or portions thereof to be purchased on the Purchase Date or the Designated Event Purchase Date, as the case may be, is deposited with the Paying Agent, at

10:00 a.m., New York city time, on the Purchase Date or the Designated Event Purchase Date, as the case may be, such Securities shall cease to be outstanding and interest, Contingent Interest and Additional Amounts, if any, on such Securities shall cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Designated Event Purchase Price upon surrender of such Security.

8. Conversion.

         Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 12.1 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect on the date of conversion.

         Upon conversion, the Company shall have the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock. If the Company elects to pay cash in lieu of shares, the payment amount shall be based on the average Closing Sale Price of the Common Stock over a 20 consecutive Trading Day measurement period beginning on the fifth trading day following the conversion date.

         On the first date the Securities become convertible under the above circumstances, the Company shall notify Holders in writing of its Principal Conversion Settlement Election. This notification once provided to a Holder on the first conversion date, regardless of a Holder's decision to convert, is irrevocable and legally binding with regard to any subsequent conversion of the Securities.

         Until the Securities are surrendered for conversion, the Company shall not be required to notify Holders of its method for settling the Excess Amount of its conversion obligation of the $1,000 principal amount of the Securities.

         The Company shall notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

         A Security in respect of which a Holder has delivered a Purchase Notice or Designated Event Purchase Notice, as the case may be, exercising the right of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or Designated Event Purchase Notice is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 23.3187 shares of Common Stock per $1,000 principal amount of this Security, subject to adjustment in certain events described in the Indenture. This reflects an initial Conversion Price of $42.88.

         To surrender a Security for conversion, a Holder must, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, (1) surrender the Security to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsements and transfer documents and (4) pay all funds required, if any, relating to interest or Additional Amounts, if any, and any transfer or similar tax or duty, if required.

         No fractional share of Common Stock shall be issued upon conversion of any Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

         No payment or adjustment shall be made for accrued and unpaid interest, Contingent Interest and Additional Amounts, if any, or dividends on the Common Stock, except as provided in the Indenture.

         If the Company (i) is a party to a consolidation, merger or binding share exchange (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9. Denominations; Transfer; Exchange.

         The Securities are in fully registered form (except in the case of a Global Security), without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Designated Event Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

10. Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11. Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12. Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Securities.

         Without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to (i) add to the covenants of the Company for the benefit of the Holders of Securities, (ii) surrender any right or power conferred upon the Company in the Indenture, (iii) provide for conversion rights of Holders of Securities if any reclassification or change of the Company's Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs, (iv) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII of the Indenture, (v) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such increase), (vi) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vii) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect, (viii) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action pursuant to this clause does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect, (ix) to evidence the succession of another Person to the Company or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Securities, in each case in compliance with the provisions of the Indenture, (x) to evidence and provide the acceptance of the appointment of a successor trustee thereunder and (xi) add or modify any other provisions in the Indenture with respect to matters or questions arising thereunder which the Company and the Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Securities.

13. Defaults and Remedies.

         If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Subsidiaries occurs and is continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Subsidiaries, the principal of all the Securities shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

14. Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. Calculations in Respect of Securities.

         The Company or its agents shall be responsible for making all calculations called for under the Securities including, but not limited to, determination of the Market Price and Closing Sale Price of the Applicable Stock, the number of shares of Applicable Stock and/or the amount of cash issuable or payable upon conversion and the amounts of interest, Contingent Interest and Additional Amounts, if any, on the Securities. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Securities. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

16. No Recourse Against Others.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

17. Authentication.

         This Security shall not be valid until an authorized signatory of the Trustee signs, manually or by facsimile, the Trustee's Certificate of Authentication on the other side of this Security.

18. Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. INDENTURE TO CONTROL; GOVERNING LAW.

         IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS SECURITY AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                     THE MEN'S WEARHOUSE, INC.
                     5803 Glenmont
                     Houston, Texas  77081
                     Attention:  Claudia A. Pruitt
                     Facsimile No.:  (713) 592-7075

20. Registration Rights.

         The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of October 21, 2003, between the Company and Bear, Stearns & Co. Inc., Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc. and Fleet Securities, Inc., including the receipt of Additional Amounts upon a registration default (as defined in such agreement).

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------
                   (Insert assignee's soc. sec. or tax ID no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                            Your Signature(s):

Date:
     ------------------------               -----------------------------------
                                            (Sign exactly as your name(s)
                                            appears on the other side of this
                                            Security)


Signature Guaranteed

-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
   --------------------
   Authorized Signatory

                       OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Article IV (Purchase at the Option of Holders on Specific Dates) or Article V (Purchase at the Option of Holders Upon a Designated Event) of the Indenture, check the box: Article IV [ ]Article V [ ].

If this Security is to be purchased by the Company pursuant to Article IV of the Indenture, check the box for the applicable Purchase Date: October 15, 2008 [ ] October 15, 2013 [ ]October 15, 2018 [ ].

If you wish to have a portion of this Security purchased by the Company pursuant to Article IV or Article V of the Indenture, as applicable, state the amount (in Principal Amount at Issuance): $ ______________.

If certificated, the certificate numbers of the Securities to be delivered for purchase are: ______________.

Any purchase of Securities pursuant hereto shall be pursuant to the terms and conditions specified in the Indenture.

                                            Your Signature(s):

Date:
     ------------------------               -----------------------------------
                                            (Sign exactly as your name(s)
                                            appears on the other side of this
                                            Security)


Signature Guaranteed

-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
   --------------------
   Authorized Signatory

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box [ ].

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000): ___________.

Please check one:

[ ] I certify that neither I nor any other Person shall become a 10% Stockholder upon satisfaction by the Company of the Conversion Obligation underlying this Conversion Notice in Common Stock.

[ ] I do not certify that neither I nor any other Person shall become a 10% Stockholder upon satisfaction by the Company of the Conversion Obligation underlying this Conversion Notice in Common Stock.

"10% Stockholder" means a Person that owns, directly or indirectly, applying the provisions of Section 958(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or by attribution, applying the provisions of Section 958(b) of the Code, 10% or more of the outstanding shares of Common Stock.

If you want the stock certificate made out in another person's name fill in the form below:

--------------------------------------------------------------------------------
               (Insert the other person's soc. sec. or tax ID no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          (Print or type the other person's name, address and zip code)

                                            Your Signature(s):

Date:
     ------------------------               -----------------------------------
                                            (Sign exactly as your name(s)
                                            appears on the other side of this
                                            Security)


Signature Guaranteed

-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
   --------------------
   Authorized Signatory

                             TRANSFER CERTIFICATE(5)

                  Re: 3.125% Convertible Senior Notes due 2023
         (the "Securities") of The Men's Wearhouse, Inc. (the "Company")

         This certificate relates to $_______ principal amount of Securities owned in (check applicable box)

    [ ]  book-entry    [ ] definitive form by ______________ (the "Transferor").

         The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.6 and Section
2.12 of the Indenture dated October 21, 2003 between the Company and JPMorgan Chase Bank, as Trustee (the "Indenture"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

[ ]      Such Security is being transferred to the Company or a Subsidiary; or

[ ] Such Security is being transferred to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act; or

[ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act; or

[ ] Such Security is being transferred to an institutional investor that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has transferred a letter making certain representations, warranties and agreements relating to restrictions on transfer and an opinion of counsel to American Stock Transfer & Trust Company as transfer agent (or any successor transfer agent, as applicable) that such transfer is in compliance with the Securities Act.

[ ] Such Security is being transferred pursuant to an effective registration statement under the Securities Act; or

[ ] Such Security is being acquired for the Transferor's own account, without transfer.

----------

(5) This certificate should only be included if this Security is a Transfer Restricted Security.

         The Transferor acknowledges and agrees that, if the transferee shall hold any such Securities in the form of beneficial interests in a Global Security which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).




Date:                                           --------------------------------
                                                Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

--------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
   -------------------------------
      Authorized Signatory

                                    EXHIBIT B

                     [FORM OF CERTIFICATE TO BE DELIVERED BY
                     TRANSFEREE IN CONNECTION WITH TRANSFERS
                     TO INSTITUTIONAL ACCREDITED INVESTORS]

                                                                          [DATE]

JPMorgan Chase Bank, as Trustee
4 New York Plaza, 15th Floor
New York, New York  10004
Attention:  Institutional Trust Services

American Stock Transfer & Trust Company, as Transfer Agent

            Re: The Men's Wearhouse, Inc.

Ladies and Gentlemen:

         In connection with the undersigned's proposed purchase of $____________ aggregate principal amount of 3.125% Convertible Senior Notes due 2023 (the "Notes") of The Men's Wearhouse, Inc. (the "Company") or _____________ shares of Common Stock of the Company issued upon conversion of the Notes, par value $.01 per share (the "Common Stock," and together with the Notes, the "Securities"), the undersigned confirms, represents and warrants that:

         (1) The undersigned is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor").

         (2) (A) Any purchase of the Securities by the undersigned shall be for the undersigned's own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which the undersigned exercises sole investment discretion or (B) the undersigned is a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which the undersigned exercises sold investment discretion.

         (3) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of its investment in the Securities, and the undersigned and any accounts for which it is acting is each able to bear the economic risk of its or their investment.

         (4) The undersigned has been given an opportunity to ask questions and receive answers concerning the terms and conditions of the Securities and to obtain any additional information which the Company possesses or can acquire without reasonable effort or expense that is necessary to verify the accuracy of the information furnished.

         (5) The undersigned is not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any Securities, except as permitted below; provided that the disposition of the undersigned's property and the property of any accounts for which the undersigned is acting as fiduciary shall remain at all times within the undersigned's control.

         (6) The undersigned understands that the Securities have not been registered under the Securities Act or any applicable state securities laws.

         (7) The undersigned agrees, on its own behalf and on behalf of each account for which the undersigned acquires any Securities, that if in the future the undersigned decides to resell or otherwise transfer such Securities within two years after the original issuance of the Notes, such Securities may be resold or otherwise transferred only:

                           (A) to the Company or any subsidiary thereof;

                           (B) with respect to Notes only, to a person which is
                  a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act;

                           (C) pursuant to the exemption from registration
                  provided by Rule 144 under the Securities Act (if available);

                           (D) pursuant to an exemption from registration under
                  the Securities Act to an Institutional Accredited Investor that prior to such transfer, furnishes to you (and the Trustee or the Transfer Agent, as the case may be) a signed letter substantially in the form of this letter, a transfer certificate substantially in the form provided in the Indenture and an opinion of counsel; or

                           (E) pursuant to a registration statement which has
                  been declared effective under the Securities Act and continues to be effective at the time of such transfer.

         The undersigned further agrees to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

         (8) The undersigned understands that, on any proposed resale of any Securities, the undersigned shall be required to furnish to the Trustee or the Transfer Agent, as the case may be, and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further understands that the Securities purchased by the undersigned shall be certificated securities and shall bear a legend to the foregoing effect.

         Each of the Company, the Trustee or the Transfer Agent, as the case may be, and the initial purchasers of the Securities are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                Very truly yours,



                                By:
                                   ----------------------------------------
                                   Name:
                                   Title:
                                   Address:

                                    EXHIBIT C



                         [FORM OF RESTRICTIVE LEGEND FOR
                      COMMON STOCK ISSUED UPON CONVERSION]

         THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR");

                  (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE 3.125% CONVERTIBLE SENIOR NOTES DUE 2023 UPON THE CONVERSION OF WHICH THE SHARES OF COMMON STOCK EVIDENCED HEREBY WERE ISSUED, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 (IF AVAILABLE) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER, FURNISHES TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRANSFER AGENT (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE), CERTIFICATIONS AND OPINION OF COUNSEL REQUIRED BY THE COMPANY OR TRANSFER AGENT OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(B) OR 2(D) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]


                                      C-1